UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

                       Date of Report: September 26, 2000

                         Commission File Number 1-14323

                        ENTERPRISE PRODUCTS PARTNERS L.P.

             (Exact name of registrant as specified in its charter)




       DELAWARE                                           76-0568219
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)



2727 North Loop West
    Houston, Texas                                              77008
(Address of principal executive                               (Zip Code)
            offices)



                                 (713) 880-6500
              (Registrant's telephone number, including area code)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On  September  25,  2000,  the Company  announced  that its 99%  subsidiary
Operating Partnership, Enterprise Products Operating L.P., has executed a definitive agreement to purchase Acadian Gas, LLC ("Acadian") from Coral Energy, LLC, an affiliate of Shell Oil Company ("Coral"), for $226 million in cash, inclusive of working capital. Coral owns approximately 21% of the equity interests in the Company (including a 30% ownership interest in Enterprise Products GP, LLC, the 1% General Partner of the Company and the 1.0101% General Partner of the Operating Partnership). Two of the nine current directors of the General Partner are nominees of Coral: (i) Curtis R. Frasier, President, Energy Services of Coral and (ii) Stephen H. McVeigh, Manager of Production and Surveillance for Shell Offshore, Inc.. Effective September 1, 2000, Coral's third representative on the Board of Directors of the General Partner, Charles
R. Crisp, President and Chief Executive Officer of Coral resigned his position. His replacement from Coral has not yet been named. The purchase price is based on an arm's length transaction between the Operating Partnership and Coral with the financing being provided by a drawdown on the Operating Partnership's existing $350 Million Bank Credit Facility (a copy of which is filed as Exhibit
99.1 to the Company's Form 8-K/A-1 filed on October 27, 1999) and internally generated funds (with the mix of debt versus internally generated funds to be determined at closing).

     The acquisition of Acadian integrates natural gas pipeline systems in South Louisiana with the Operating Partnership's Gulf Coast natural gas processing and natural gas liquid ("NGL") fractionation, pipeline and storage system. Acadian's assets are comprised of the 438-mile Acadian, 577-mile Cypress and 27-mile Evangeline natural gas pipeline systems, which together have over one billion cubic feet ("Bcf") per day of capacity. These natural gas pipeline systems are wholly-owned with the exception of the Evangeline system in which Acadian holds an approximate 49.5% economic interest. The system includes a leased natural gas storage facility at Napoleonville, Louisiana with 3.4 Bcf of capacity.

         Acadian used this system to link natural gas supplies from onshore and offshore Gulf of Mexico developments (encompassing offshore pipelines, continental shelf and deepwater production) with local gas distribution companies, electric generation and industrial customers, including those in the Baton Rouge-New Orleans-Mississippi River corridor. In addition, the systems have interconnects with twelve interstate pipelines and four intrastate pipelines and a bi-directional interconnect with the largest U.S. natural gas marketplace at the Henry Hub. The Operating Partnership intends to continue such use of this system.

         Completion of this transaction is subject to certain conditions, including regulatory approvals. The purchase is expected to be completed in the fourth quarter of 2000. A copy of the Company's press release announcing the transaction and the Definitive Agreement are attached hereto as exhibits.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma financial information.

          Not applicable.

     (c)  Exhibits.

     10.1 Purchase and Sale Agreement by and between Coral Energy, LLC and Enterprise Products Operating L.P. dated as of September 22, 2000

     99.1 Press Release dated September 25, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ENTERPRISE PRODUCTS PARTNERS L.P.

                                           By:   Enterprise Products GP, LLC,
                                                 its general partner




Date:  September 26, 2000                  By:   /s/ Michael J. Knesek
                                                 ---------------------
                                                 Michael J. Knesek
                                                 Vice President, Controller, and
                                                 Principal Accounting Officer of
                                                 Enterprise Products GP, LLC

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              EXHIBIT DESCRIPTION
------                              -------------------

10.1 Purchase and Sale Agreement by and between Coral Energy, LLC and Enterprise Products Operating L.P. dated as of September 22, 2000

99.1 Press Release dated September 25, 2000.

                                                                    EXHIBIT 99.1

             Enterprise Acquires Acadian Natural Gas Pipeline System

         Houston, Texas (Monday, September 25, 2000) - Enterprise Products Partners L.P. (NYSE: "EPD") today announced that its operating partnership has executed a definitive agreement to purchase Acadian Gas, LLC from Coral Energy, LLC, an affiliate of Shell Oil Company, for $226 million in cash, inclusive of working capital. The acquisition of Acadian integrates one of the most extensive and flexible natural gas pipeline systems in South Louisiana with Enterprise's Gulf Coast natural gas processing and natural gas liquid ("NGL") fractionation, pipeline and storage system.

         Acadian's assets are comprised of the Acadian, Cypress and Evangeline natural gas pipeline systems, which together include over 1,000 miles of pipeline and have over one billion cubic feet ("Bcf") per day of capacity. The system includes a leased natural gas storage facility at Napoleonville, Louisiana with 3.4 Bcf of capacity.

         These systems link growing supplies of natural gas from onshore developments and, through receipts from offshore pipelines, continental shelf and deepwater production to local gas distribution companies, electric generation and industrial customers, including those in the Baton Rouge-New Orleans-Mississippi River corridor. In addition, the systems have interconnects with twelve interstate pipelines and four intrastate pipelines and a bi-directional interconnect with the largest U.S. natural gas marketplace at the Henry Hub.

         "Acadian is a major and strategic investment for Enterprise," stated O.S. "Dub" Andras, president and chief executive officer of Enterprise. "Acadian is one of the best natural gas pipeline assets in Louisiana and has long-standing relationships with high quality customers. The system has excellent prospects for future growth and is well positioned to benefit from increased natural gas production and demand."

         "This acquisition is strategic because it expands our platform of fee-based, midstream energy services to include natural gas transportation and storage. We believe there will be many growth and investment opportunities in natural gas and NGL infrastructure as producers respond to increasing demands for natural gas to fuel power generation. Acadian provides us a foundation from which to build and acquire additional natural gas pipeline assets. This segment is very complementary and will bring additional value to our NGL asset base," continued Andras.

         "This transaction will be immediately accretive to earnings and cash flow," stated Andras.

         Completion of this transaction is subject to certain conditions, including regulatory approvals. The purchase is expected to be completed in the fourth quarter of 2000.

         Enterprise Products Partners L.P. is the second largest publicly traded, midstream energy partnership with an enterprise value of approximately $2.6 billion. Enterprise is a leading integrated provider of processing, fractionation, storage, transportation and import/export terminalling services to producers and consumers of natural gas liquids ("NGLs") and other liquid hydrocarbons. The Company's assets are geographically focused on the United States' Gulf Coast, which accounts for approximately 55 percent of domestic NGL production and 75 percent of domestic NGL demand.

         This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 based on the beliefs of the company, as well as assumptions made by, and information currently available to, management. Although Enterprise believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Contact: Randy Fowler, Vice President, Investor Relations, Enterprise Products Partners L.P. (713) 880-6694, www.epplp.com -------------

                                                                    EXHIBIT 10.1
                                                                    ------------









                           PURCHASE AND SALE AGREEMENT

                                 by and between

                                CORAL ENERGY, LLC

                                       AND

                       ENTERPRISE PRODUCTS OPERATING L.P.

                         Dated as of September 22, 2000

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I

DEFINITIONS AND TERMS.........................................................1

   1.01   Specific Definitions................................................1
   1.02   General Definitions.................................................8
   1.03   Construction and Interpretation.....................................9

ARTICLE II

CLOSING AND RELATED ITEMS.....................................................9

   2.01   The Closing.........................................................9
   2.02   The Transactions....................................................9
   2.03   Other Closing Matters...............................................9
   2.04   Post Closing Adjustments...........................................10
   2.05   Adjustment of Consideration........................................11
   2.06   Prorations of Expenses and Certain Property Taxes..................12

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AS TO SELLER........................12

   3.01   Organization.......................................................12
   3.02   Ownership of Company Interest......................................13
   3.03   Validity and Enforceability........................................13
   3.04   Approvals and Consents.............................................13
   3.05   No Violation.......................................................13
   3.06   Litigation.........................................................14
   3.07   No Brokers.........................................................14

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER
   AS TO THE COMPANY AND ITS SUBSIDIARIES....................................14

   4.01   Organization.......................................................14
   4.02   Capitalization.....................................................14
   4.03   No Violation.......................................................15
   4.04   Permits............................................................15
   4.05   Compliance With Applicable Law.....................................16
   4.06   Litigation.........................................................16
   4.07    Taxes.............................................................16
   4.08   Absence of Certain Changes.........................................17
   4.09   Bank Accounts......................................................18
   4.10   Material Contracts.................................................18
   4.11   Intellectual Property Rights.......................................19
   4.12   Employee Matters...................................................20
   4.13   Title to Company Assets............................................20
   4.14   Environmental Matters..............................................20
   4.15   Financial Statements...............................................20

   4.16   Sufficiency of Assets..............................................21
   4.17   Pipeline Tariffs...................................................21
   4.18   Hedging Transactions...............................................21

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................21

   5.01   Organization.......................................................21
   5.02   Authorization of Transaction Agreements............................21
   5.03   Purchaser Consents.................................................21
   5.04   Approvals..........................................................22
   5.05   Litigation; Impairment.............................................22
   5.06   Financing..........................................................22
   5.07   Investment Intent..................................................22
   5.08   No Brokers.........................................................23

ARTICLE VI
COVENANTS....................................................................23

   6.01   Conduct of the Business Pending the Closing........................23
   6.02   Access to Information..............................................25
   6.03   Consents...........................................................26
   6.04   Public Announcements...............................................26
   6.05   Supplemental Disclosures...........................................26
   6.06   Books and Records..................................................27
   6.07   Removal of Tradenames..............................................27
   6.08   Further Assurances.................................................27
   6.09   Intercompany Indebtedness..........................................27
   6.10   Collections........................................................28
   6.11   Excluded Assets....................................................28
   6.12   Surface Leases; Extension of Cavern Lease..........................28
   6.13   Access to Financial Records........................................28
   6.14   Obligations Under the Exxon Agreements.............................28
   6.15   Termination of Right of First Refusal..............................28
   6.16   Transaction Payments...............................................29
          --------------------

ARTICLE VII
CONDITIONS TO CLOSING........................................................29

   7.01   General Conditions.................................................29
   7.02   Conditions to Obligations of Seller................................29
   7.03   Conditions to Obligations of Purchaser.............................30

ARTICLE VIII
TERMINATION..................................................................30

   8.01   Termination........................................................30
   8.02   Effect of Termination..............................................31

ARTICLE IX
GENERAL PROVISIONS...........................................................32

   9.01   Expenses and Taxes; Tax Returns....................................32
   9.02   Amendment..........................................................32
   9.03   Waiver.............................................................32
   9.04   Notices............................................................32
   9.05   Headings...........................................................33
   9.06   Applicable Law.....................................................34
   9.07   No Third Party Rights..............................................34
   9.08   Counterparts.......................................................34
   9.09   Severability.......................................................34
   9.10   Entire Agreement...................................................34
   9.11   Arbitration; Waiver................................................34
   9.12   Disclaimer of Other Representations and Warranties.................34
   9.13   Fair Construction..................................................35

ARTICLE X

INDEMNIFICATION; SURVIVAL....................................................35

   10.01  Indemnification by Purchaser.......................................35
   10.02  Indemnification by Seller..........................................35
   10.03  Indemnification Procedure..........................................36
   10.04  Survival...........................................................37
   10.05  Limitation on Claims...............................................38

                                    EXHIBITS

         Exhibit A         Assignment of Company Interest
         Exhibit B         Interim Services Agreement
         Exhibit C         Employee Matters Agreement
         Exhibit D         Arbitration Procedures
         Exhibit E         Pipeline Access Agreement

                                    SCHEDULES

Schedule 1.01(a)           Valuation Methodologies
Schedule 1.01(b)           Seller's Knowledge
Schedule 1.01(c)           Permitted Liens
Schedule 2.03              Hedging Transactions
Schedule 2.04(a)(i)        Initial Working Capital
Schedule 2.04(a)(ii)       Initial Inventory
Schedule 3.04              Required Consents
Schedule 3.06              Litigation
Schedule 3.07              No Brokers
Schedule 4.02(a)           Options, Warrants, et al.
Schedule 4.02(b)           Subsidiaries
Schedule 4.04              Permits
Schedule 4.05              Compliance with Laws
Schedule 4.06              Litigation
Schedule 4.07              Taxes
Schedule 4.08              Absence of Certain Charges
Schedule 4.09              Bank Accounts
Schedule 4.10              Material Contracts
Schedule 4.11              Intellectual Property
Schedule 4.12              Employee Matters
Schedule 4.14              Environmental Matters
Schedule 4.17              Pipeline Tariffs
Schedule 5.03              Purchaser Consents
Schedule 6.01              Conduct of Business/Capital Expenditure Schedule

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT dated as of September 22, 2000, is by and between CORAL ENERGY, LLC, a Delaware limited liability company ("Seller"), and ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership ("Purchaser").

                                    RECITALS:

         WHEREAS, Seller is the indirect owner of all of the issued and outstanding limited liability company member interests of Acadian Gas, LLC, a Delaware limited liability company (the "Company"), which along with its Subsidiaries (as defined herein) owns and operates certain natural gas pipelines and related storage facilities located in the State of Louisiana and generally comprising the Pipeline Systems (as defined below);

         WHEREAS, prior to the Closing, Seller will become the record and beneficial owner of the member interests in the Company;

         WHEREAS, Seller desires to sell the member interests in the Company to Purchaser and Purchaser desires to purchase such member interests for the consideration and on the terms and conditions as hereinafter provided;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto hereby agree as follows:

                         ARTICLE IDEFINITIONS AND TERMS

          1.01 Specific Definitions. As used in this Agreement, the following terms have the following meanings: --------------------

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

         "Agreement" means this Purchase and Sale Agreement, as the same may be amended or supplemented from time to time.

         "Benefit Plans" means any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive or deferred compensation plan or fringe benefit arrangement in which any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the Company or any of its Subsidiaries participate in connection with such services.

         "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which banks in Houston, Texas and New York, New York are authorized or obligated by Law to close.

         "Cavern Lease" has the meaning specified in Section 4.10(i).

         "Claim Notice" has the meaning specified in Section 10.03(a).

         "Closing" means the closing of the transactions provided for in this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Closing Date Inventory Value" has the meaning specified in Section 2.04(b).

         "Closing Date Working Capital" has the meaning specified in Section 2.04(b).

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Company" has the meaning specified in the recitals.

         "Company and its Subsidiaries" means the Company and the Subsidiaries listed on Schedule 4.02(b) hereto, individually, collectively or in any combination as the context may require.

         "Company Assets" means the Pipeline Systems and any and all tangible and intangible property and assets located in the State of Louisiana and used by any of the Company and its Subsidiaries in the operation of the Pipeline Systems, other than the Excluded Assets and the Intellectual Property Rights.

         "Company Interest" means 100% of the outstanding limited liability company interest in the Company.

         "Company Inventory Value" means the Inventories of the Company and its Subsidiaries valued in accordance with the valuation methodologies set forth on
Schedule 1.01(a) hereto at a specified date.

         "Company Working Capital" means the amount of the current assets over the amount of current liabilities (excluding current maturities on long-term debt and Inventories) of the Company and its Subsidiaries as of a specified date, calculated in accordance with generally accepted accounting principles.

         "Confidentiality Agreement" means the Confidentiality Agreement dated July 26, 2000, between Purchaser and Seller.

         "Consent"   means  any  consent,   waiver,   approval,   authorization,
exemption, registration or declaration.

         "Consideration" means the cash purchase price payable by Purchaser under this Agreement for the Company Interest.

         "Contracts" means all agreements, contracts, leases, purchase and sale orders, arrangements, commitments and licenses to which the subject party or any of its Subsidiaries is a party.

         "Court" shall mean any federal, state, or local court, arbitration tribunal or other judicial authority.

         "Damages" means all claims, liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses, including reasonable attorneys' fees.

         "Data Room" means the data room and all of its contents established by Seller and made available to the Purchaser in connection with the transactions contemplated by this Agreement.

         "Direct Claim" has the meaning specified in Section 10.03(a).

         "Environmental Law" means any Law that relates to (i) the prevention, abatement, remediation or elimination of pollution, (ii) the protection of the environment, (iii) the protection of individuals or property from actual or potential exposure (or the effects of exposure) to an actual or potential spill, release or threatened release of a Hazardous Substance, or petroleum or produced brine, or (iv) the operation, manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal, arrangement for transportation or arrangement for disposition of a Hazardous Substance, or petroleum or produced brine. The term "Environmental Law" includes the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state Laws implementing the foregoing federal Laws and any Laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection Laws.

         "Evangeline Partnership" has the meaning prescribed in Section 4.07(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulation of the Securities and Exchange Commission promulgated thereunder, and as the same shall be in effect from time to time.

         "Excluded  Assets" means (i) the  Spindletop Gas  Distribution  System,
(ii) the Pelican Transmission System and (iii) two (2) paintings by George Rodrigue located in the Boardroom reception area of Chevron Tower, Houston, Texas.

         "Facilities"   means  the  pipeline   assets  and  storage   facilities
comprising the Pipeline Systems.

         "Final Inventory" has the meaning prescribed in Section 2.04(a).

         "Final Working Capital" has the meaning prescribed in Section 2.04(a).

         "Governmental Authority" shall mean any federal, state or local governmental agency or authority.

         "Governmental   Authorization"  shall  mean  any  required  consent  or
approval by a Governmental Authority.

         "Hazardous Substance" means any substance, chemical, pollutant, waste or other material (i) that consists, wholly or in part, of a substance that is regulated as toxic or hazardous to human health or the environment under any Environmental Law, or (ii) that exists in a condition or under circumstances that constitute a violation of an Environmental Law. The term "Hazardous Substance" includes any petroleum products, oils or derivatives thereof; asbestos or asbestos-containing materials; polychlorinated biphenols; as well as any "hazardous substance" as that term is defined in the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act, any "hazardous chemical substance" or "pollutant" as those terms are defined in the Federal Water Pollution Control Act, and any "solid waste" or "hazardous waste" as those terms are defined in the Resource Conservation and Recovery Act of 1976 and any "toxic substance" as that term is defined under the Toxic Substances Control Act.

         "HSR  Act"  means  the  United   States   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness for Borrowed Money" means all obligations to third persons for borrowed money, including, without limitation, (a) any capital lease obligation, (b) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit (other than obligations under standby letters of credit securing performance under contracts or agreements of the Company or its Subsidiaries), or (c) any guarantee with respect to indebtedness for borrowed money (of the kind otherwise described in this definition) of another Person, but excluding (i) intercompany indebtedness, (ii) indebtedness among the Company or its Subsidiaries and Seller or its Affiliates, as the case may be, and (iii) purchase money indebtedness (to the extent such purchase money indebtedness would be reflected in a Working Capital Calculation pursuant to the procedures applied in Section 2.04).

         "Indemnified Party" has the meaning specified in Section 10.03.

         "Indemnifying Party" has the meaning specified in Section 10.03.

         "Independent Accountants" means a "big 5" accounting firm, other than Deloitte & Touche LLP, and Pricewaterhouse Coopers LLP, as may be mutually agreed upon by Seller and Purchaser.

         "Initial Inventory Value" has the meaning specified in Section 2.04(a).

         "Initial Working Capital" has the meaning specified in Section 2.04(a).

         "Intellectual Property Right" means all registered trade marks, trade names, patents and copyrights, unregistered trade marks, trade names and copyrights and all patent applications, all technology, trade secrets, designs, drawings, computer programs, processes and know how, both domestic and foreign.

         "Interim Services Agreement" has the meaning specified in Section 2.03.

         "Inventories" means all natural gas, condensate, natural gas liquids and other hydrocarbons owned by the Company and its Subsidiaries and located in or associated with the Pipeline Systems as of the Closing Date.

         "IRS" means the United States Internal Revenue Service.
          ---

         "Judgments" means any judgments,  injunctions,  orders, decrees, writs,
rulings  or  awards  of  any  Court  or  Governmental   Authority  of  competent
jurisdiction.

         "Knowledge" or "knowledge" means, with respect to any party hereto, the actual knowledge of the executive officers of such party; provided that none of the executive officers shall be deemed to have performed, or be obligated to perform, any independent investigation or inquiry with respect to the matter to which such Knowledge relates other than, in each case, making reasonable inquiry with the head of the department who is principally responsible for the subject matter of any representation or warranty given to the knowledge of such party, provided, Purchaser acknowledges that the persons which Seller will make inquiry of are those persons listed on Schedule 1.01(b).

         "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order or decree.

         "Lien" means mortgages, deeds of trust, liens, pledges, security interests, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

         "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities or condition (financial or otherwise) of the subject party and its Subsidiaries, taken as a whole.

         "Material Contracts" has the meaning specified in Section 4.10.

         "Partnerships"  means  each  of  the  following  general  partnerships:
Acadian Gas Pipeline System, Calcasieu Gas Gathering System, Neches Pipeline System and Pontchartrain Natural Gas System.

         "Pelican Transmission System" means a Texas general partnership between MCN Pelican Transmission, LLC and TXO-Acadian Gas Pipeline, LLC, which owns a natural gas pipeline system consisting of approximately three (3) miles of twelve-inch (12") outside diameter pipe, whose eastern terminus is in Cameron Parish, Louisiana and western terminus is near Orange, Texas.

         "Permitted Liens" means (i) Liens for or in respect of Taxes, impositions, assessments, fees, rents and other governmental charges levied or assessed or imposed which are not yet delinquent or are being contested in good faith by appropriate proceedings and, if being contested, for which the appropriate party has set forth reserves on its books, records and financial statements, if required, in accordance with generally accepted accounting principles applied in a manner consistent with past practice, (ii) the rights of lessors and lessees under leases, and the rights of third parties under any agreements, executed in the ordinary course of business, (iii) the rights of licensors and licensees under licenses executed in the ordinary course of business, (iv) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others arising by operation of law and incurred in the ordinary course of business, securing obligations not yet delinquent or being contested in good faith by appropriate proceedings and, if being contested, for which the appropriate party has set forth reserves on its books, records and financial statements if required in accordance with generally accepted accounting principles applied in a manner consistent with past practice, (v) any Liens which are publicly recorded, (vi) Liens entered into in the ordinary course of business which do not secure the payment of Indebtedness for Borrowed Money and which do not materially and adversely affect the ability of Purchaser, directly or indirectly, to use the Pipeline Systems in the conduct of its business, (vii) any other matters which may be disclosed by a current and accurate survey of the Pipeline Systems, (viii) any conditions relating to the real property or real rights owned or leased by the Company and its Subsidiaries which are disclosed on any title commitments, reports or opinions or in any leasing files, but only if such commitments, reports, opinions or files were included in the Data Room or otherwise provided to Purchaser by Seller and (ix) Liens set forth on
Schedule 1.01(c) of the Seller Disclosure Memorandum.

         "Permits" means all permits, authorizations, approvals, registrations, licenses, certificates or variances granted by or obtained from any Governmental Authority.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pipeline Systems" means the Louisiana natural gas pipeline systems of the Company and its Subsidiaries comprising (i) the "Acadian Pipeline System" which consists of that certain approximate 438-mile pipeline system located in Southern Louisiana, (ii) the "Cypress Pipeline System" which consists of that certain approximate 577-mile natural gas pipeline system located in south central Louisiana, (iii) the "Evangeline Pipeline System" which consists of that certain approximate 27-mile natural gas pipeline extending from Taft, Louisiana to Westwego, Louisiana, and (iv) all leasehold and/or subleasehold interests of the Company and its Subsidiaries in a salt dome cavern located at or near Napoleonville, Louisiana under the Cavern Lease.

         "Predecessor Agreements" means the agreements listed on Schedule 1.01(c) to the Seller Disclosure Memorandum.

         "Proceeding"  means  any  action,   suit,   demand,   claim  or  legal,
administrative, arbitration or other alternative dispute resolution proceeding, hearing or investigation.

         "Purchase Price" has the meaning specified in Section 2.02(b).

         "Purchaser" has the meaning specified in the introductory paragraph of this Agreement.

         "Purchaser Indemnified Parties" has the meaning specified in Section 10.02.

         "Purchaser Representations and Warranties" has the meaning specified in
Section 10.01.

         "Records Delivery Date" means the later of (i) the Closing Date or (ii) fifteen days following receipt by a party of the notice under Section 2.01(ii).

         "Required Consents" has the meaning specified in Section 3.04.

         "Securities Act" means the Securities Act of 1933, as amended or any successor or federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and as the same shall be in effect from time to time.

         "Seller" has the meaning specified in the introductory paragraph of this Agreement.

         "Seller Assignment" means the assignment agreement in the form of Exhibit A attached hereto pursuant to which Seller will assign the Company Interest to Purchaser.

         "Seller Disclosure Memorandum" means the disclosure memorandum delivered by Seller to Purchaser upon execution of this Agreement containing the disclosures contemplated by this Agreement, as same may be supplemented in accordance with the procedures set forth in this Agreement.

         "Seller  Indemnified  Parties"  has the  meaning  specified  in Section
10.01.

         "Seller  Representations  and Warranties" has the meaning  specified in
Section 10.02.

         "Shell Leases" means (i) the Agreement of Lease dated May 10, 1960, between Dugas & LeBlanc, Ltd., as lessor, and Shell Oil Company, as lessee, covering 54 acres more or less, recorded in Volume 153-A, Entry 57188, of the Oil and Gas Records of Assumption Parish, La., (ii) the Agreement of Lease dated May 10, 1960, between Albert H. LeBlanc et al, as lessor, and A. N. Simmons, Jr., as lessee, said Agreement of Lease being assigned to Shell Oil Company by assignment dated June 6, 1960, covering 54 acres more or less, recorded in Volume 153-A, Entry 56881, of the Oil and Gas Records of Assumption Parish, La.,
(iii) the Agreement of Lease dated July 19, 1960, between Clarence C. Clifton, Jr. et al, as lessor, and Shell Oil Company, as lessee, covering 54 acres more or less, recorded in Volume 153-A, Entry 57176, of the Oil and Gas Records of Assumption Parish, La. and (iv) the Amendment and Ratification of Leases dated May 10, 1978, between Dugas & LeBlanc, Ltd., as lessor, and Shell Oil Company, as lessee.

         "Spindletop Gas Distribution System" means a Texas general partnership between TXO-Acadian Gas Pipeline, LLC and MCN Acadian Gas Pipeline, LLC, which owns the natural gas delivery stations at the GSU Lewis Creek Power Plant in Montgomery County, Texas and the GSU Sabine Power Plant in Orange County, Texas.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Person, either alone or through or together with any other Subsidiary, owns, directly or indirectly, more than 50% of the stock or other equity interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization.

         "Taxes" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, goods and services, ad valorem or property, earnings, franchise, profits, license, withholding (including all obligations to withhold or collect for Taxes imposed on others), payroll, employment, excise, severance, stamp, occupation, premium, property, excess profit or windfall profit tax, custom duty, value added or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount (whether payable directly, by withholding or otherwise).

         "Tax Returns" means any report, return, declaration or other filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes including any amendments thereto.

         "Tax Statute of Limitations Date" shall mean the close of business on the 30th day after the expiration of the applicable statute of limitations with respect to Taxes, including any tollings or extensions thereof.

         "Third Party Claim" has the meaning specified in Section 10.03(a).

         "Transactions" means the transactions contemplated by the Transaction Agreements.

         "Transaction Agreements" means this Agreement, the Interim Services Agreement, the Employee Matters Agreement, the Pipeline Access Agreement and all other agreements to be entered into by the parties hereto pursuant to this Agreement.

         "Transaction Payments" has the meaning specified in Section 6.16.

         "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

          1.02 General Definitions. Capitalized terms used in this Agreement and not defined in Section 1.01 shall have the meanings ascribed to them elsewhere in this Agreement.

         1.03   Construction   and   Interpretation.   The  following  rules  of
construction and interpretation shall apply to this Agreement, unless elsewhere specifically indicated to the contrary:

                    (a) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa;

                    (b) pronouns stated in the neuter gender shall include the masculine, the feminine and the neuter genders;

                    (c) the term "or" is not exclusive and shall be deemed to mean "and/or;"

                    (d) the term "including" (or any form thereof) shall not be limiting or exclusive and shall be deemed to mean "including, without limitation"; and

                    (e) unless otherwise indicated, any reference made in this Agreement to a Section is a reference to a section of this Agreement, any reference to an exhibit is a reference to an exhibit to this Agreement.

                                   ARTICLE II
                           CLOSING AND RELATED ITEMS

         2.01 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement as set forth in Section 2.02 (the "Closing") will take place on such date as may be agreed upon by the parties hereto at 10:00 a.m. (Houston, Texas time) at the offices of Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin, Houston, Texas 77002 or as promptly as practicable (and in any event within five (5) Business Days) following both (i) the satisfaction or waiver of the conditions contained in Article VII and (ii) the receipt of written notice by either party from the other party that such conditions have been satisfied or waived.

          2.02 The Transactions. Subject to the terms and conditions of this Agreement, at the Closing:

                    (a) Seller will transfer and assign the Company Interest to Purchaser by executing and delivering the Seller Assignment to Purchaser; and

                    (b) Purchaser  will pay to Seller an amount of cash, by wire
          transfer  of  immediately   available  funds,  equal  to  two  hundred
          twenty-six million dollars ($226,000,000) (the "Purchase Price").

          2.03 Other Closing Matters. Subject to the terms and conditions of this Agreement, on the Closing Date:

                    (a) Seller and Purchaser shall enter into the Interim Services Agreement in substantially the form of Exhibit B attached hereto providing for Seller to provide or cause its Affiliates to provide certain computer, accounting and other administration services to Purchaser for a specified period following the Closing Date.

                    (b) Seller and Coral Energy Services, LLC shall execute and deliver, and Purchaser shall or shall cause one of its Affiliates to execute and deliver, the Employee Matters Agreement in substantially the form attached hereto as Exhibit C.

                    (c)  Seller and  Purchaser  shall  enter  into the  Pipeline
          Access Agreement in substantially the form of Exhibit E attached hereto providing certain preferential rights in favor of Seller and its Affiliates to supply natural gas to various new power generation customers through the Pipeline Systems.

                    (d) Seller shall deliver to Purchaser the resignation as a signatory under any Company or Subsidiary bank account of each of the authorized signatories referenced in Schedule 4.09 of the Seller Disclosure Memorandum.

                    (e) Seller and Purchaser shall enter into such assignments, ISDAs or other documentation as may be reasonably required to provide the economic benefit of the hedging transactions entered into by Seller or its Affiliates, on behalf of or for the benefit of the Company and the Subsidiaries, referenced on Schedule 2.03 and any additional hedging transactions entered into by Seller or its Affiliates, on behalf of or for the benefit of the Company and its Subsidiaries, between the date hereof and the Closing.

          2.04 Post Closing Adjustments.

          (a) Attached hereto as Schedule 2.04(a)(i) is Seller's calculation of the Company Working Capital at July 31, 2000 (the "Initial Working Capital"). Attached hereto as Schedule 2.04(a)(ii) is Seller's calculation of Company Inventory Value at July 31, 2000 (the "Initial Inventory Value").

          (b) As promptly as practicable, but no later than 90 days after the Closing Date, Purchaser (with the assistance of Seller to the extent requested by Purchaser) will cause to be prepared and delivered to Seller a certificate setting forth Purchaser's calculation of Company Working Capital as of the Closing Date (the "Closing Date Working Capital") and of the Company Inventory Value as of the Closing Date (the "Closing Date Inventory Value"). The Closing Date Working Capital and Closing Date Inventory Value shall be prepared in good faith and in the same manner and format as the Initial Working Capital and Initial Inventory Value.

          (c) If Seller disagrees with Purchaser's calculation of Closing Date Working Capital or Closing Date Inventory Value delivered pursuant to paragraph
(b) above, Seller may, within 30 days after delivery of such calculations, deliver a notice to Purchaser disagreeing with Purchaser's calculation of Closing Date Working Capital or Closing Date Inventory Value and setting forth Seller's calculation of Closing Date Working Capital and Closing Date Inventory Value.

          (d) If a notice of disagreement shall be duly delivered pursuant to paragraph (c), Purchaser and Seller shall, during the 30 days following such delivery, use their reasonable efforts to reach agreement on the amounts in order to determine Closing Date Working Capital and Closing Date Inventory Value. If, during such period, Purchaser and Seller are unable to reach such agreement, they shall promptly thereafter retain the Independent Accountants to promptly review this Agreement and the disputed amounts for the purpose of calculating Closing Date Working Capital and Closing Date Inventory Value. The Independent Accountants shall deliver to Purchaser and Seller, as promptly as practicable, a report setting forth each such calculation. Such report shall be final and binding upon Purchaser and Seller. The cost of such review and report shall be borne equally by Purchaser and Seller.

          (e) Purchaser and Seller agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the calculation of Closing Date Working Capital and Closing Date Inventory Value, including, without limitation, making available to the extent reasonably required books, records and personnel.

          2.05 Adjustment of Consideration.

          (a) If Final Working Capital (as defined below) is less than the Initial Working Capital, Seller shall pay to Purchaser, an amount in cash equal to such difference. If Final Working Capital is greater than the Initial Working Capital, Purchaser shall pay to Seller, an amount in cash equal to such difference. "Final Working Capital" means an amount calculated as (i) Closing Date Working Capital (x) as shown in Purchaser's calculation delivered pursuant to Section 2.04, or (y) if a notice of disagreement is delivered, as agreed by Purchaser and Seller pursuant to Section 2.04 or in the absence of such agreement, as shown in the Independent Accountant's calculation delivered pursuant to Section 2.04 less (ii) the aggregate amount of the Transaction Payments, if any, paid by Purchaser to any or all of the Transferred Employees pursuant to Section 6.16. If the Final Inventory (as defined below) is less than the Initial Inventory, Seller shall pay to Purchaser an amount in cash equal to such difference. If Final Inventory is greater than the Initial Inventory, Purchaser shall pay to Seller, an amount in cash equal to such difference. "Final Inventory" means Closing Date Inventory Value (i) as shown in Purchaser's calculation delivered pursuant to Section 2.04 if no notice of disagreement with respect to Purchaser's calculation is duly delivered pursuant to Section 2.04, or (ii) if such a notice of disagreement is delivered, as agreed by Purchaser and Seller pursuant to Section 2.04 or in the absence of such agreement, as shown in the Independent Accountant's calculation delivered pursuant to Section 2.04.

          (b) Any payments pursuant to Section 2.05 shall be treated as an adjustment to the Consideration and shall be made within ten days after Final Working Capital and/or Final Inventory, as the case may be, have been determined, by delivery by Purchaser or Seller, as the case may be, of immediately available funds by wire transfer to an account of Purchaser or Seller, as the case may be, designated by Purchaser or Seller as the case may be, by notice to Purchaser or Seller, as the case may be, not later than two Business Days prior to the payment date.

          2.06   Prorations   of   Expenses   and   Certain    Property   Taxes.


          (a) Any general property Tax assessed against or pertaining to the Company Assets for the taxable period that includes the Closing Date shall be prorated between Seller and the Company and its Subsidiaries as of the Closing Date. Prior to the Closing, Seller shall determine the portion of such general property Tax attributable to the period from January 1, 2000 to the Closing Date (the "Seller Property Tax"), and shall provide Purchaser with a reasonable opportunity to review and comment on such determination. Seller and Purchaser shall cooperate in good faith with each other to reach agreement as to the aggregate amount of the Seller Property Tax, and Seller shall pay the amount of the Seller Property Tax to Purchaser at Closing.

          (b) The Seller Property Tax shall be an amount equal to the product of
(i) the amount of such general property Tax for the entire taxable period that includes the Closing Date (or the amount of such general property Tax for the immediately preceding taxable period in the case of those Company Assets, if any, for which such general property Tax for the current period cannot be determined), times (ii) a fraction, the numerator of which is the number of days from January 1, 2000 to the Closing Date and the denominator of which is the total number of days in the entire taxable period.

          (c) Utility charges with respect to the Company and its Subsidiaries for any billing period which occurs prior to the Closing Date shall be the responsibility of, and timely paid by, Seller. Utility charges for any billing period which relates to a period both after and prior to the Closing Date shall be prorated between Seller and the Company and its Subsidiaries as of the Closing Date. Seller's responsibility for such utility charges shall be an amount equal to the product of (i) the amount of such utility charges for the billing period that includes the Closing Date, times (ii) a fraction, the numerator of which is the number of days from the beginning of such billing period to (and including) the Closing Date and the denominator of which is the total number of days in the billing period.

          (d) To the extent the amounts described in Section 2.06 are estimated at Closing and the prorations are inaccurate, Seller and Purchaser agree to make or cause to be made such payment (or reimbursement) to the other after the amounts are correctly computed, that is necessary to allocate the charges properly between Seller and the Company and its Subsidiaries as of the Closing Date.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SELLER AS TO SELLER

          Seller represents and warrants to Purchaser that the following statements are true and correct as of the date of this Agreement:

          3.01 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite limited liability company power and authority to own the Company and its Subsidiaries and to carry on its business as it is now conducted.

          3.02 Ownership of Company Interest. Assuming that the Required Consent listed as item 5 of "Other Required Consents" on Schedule 3.04 of the Seller Disclosure Memorandum has been obtained, as of the Closing Date, (i) Seller will be the owner, beneficially and of record, of all the Company Interest free and clear of any Lien other than the Permitted Liens described on Schedule 1.01(c) of the Seller Disclosure Memorandum and (ii) Seller will transfer and assign all the Company Interest to Purchaser free and clear of any Lien, other than the Permitted Liens described on Schedule 1.01(c) of the Seller Disclosure Memorandum, as a result of which Purchaser will own 100% of the outstanding equity interests in the Company.

          3.03 Validity and Enforceability. Seller has the requisite power and authority to execute and deliver the Transaction Agreements and to perform its obligations under the Transaction Agreements. The execution and delivery of the Transaction Agreements to which Seller is a party and the consummation of the transactions contemplated thereby have been duly authorized by Seller, and no additional authorization on the part of Seller is necessary in order to authorize the Transaction Agreements or consummate the transactions contemplated thereby. The Transaction Agreements to which Seller is a party have been or at Closing will be duly executed and delivered by Seller and constitute or will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including the availability of specific performance.

          3.04 Approvals and Consents. Except for the requirements of (a) the HSR Act and the requirements and consents listed in Schedule 3.04 of the Seller Disclosure Memorandum (the "Required Consents"), and (b) those Laws, noncompliance with which could not reasonably be expected to have an adverse effect on the ability of Seller, as the case may be, to perform its obligations under the Transaction Agreements, no filing or notice or registration with, no waiting period imposed by and no Permit or Judgment of, any Governmental Authority is required under any Law applicable to Seller to permit Seller, and no notice to or consent of any Person is required for Seller, to execute, deliver or perform its obligations under the Transaction Agreements to be executed and delivered by it at the Closing, except for such filing, notice, registration or consent which if not made or obtained would not have a Material Adverse Effect on the Company and its Subsidiaries.

          3.05 No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Required Consents, neither the execution and delivery by Seller of the Transaction Agreements to be executed and delivered by it at the Closing nor the performance by Seller of its obligations thereunder will violate or breach the terms of or cause a default under (i) any Law or Judgment applicable to Seller, (ii) the certificate of formation, the limited liability company agreement or other organizational documents of Seller, or
(iii) any contract or agreement to which Seller is a party, except in any such case for any matters described in this Section 3.05 that would not reasonably be expected to have a Material Adverse Effect upon the ability of Seller to perform its obligations under the Transaction Agreements.

          3.06 Litigation. Except as set forth on Schedule 3.06 of the Seller Disclosure Memorandum, there are no Proceedings pending, or, to the Knowledge of Seller, threatened, against Seller, at law or in equity, in any Court or before or by any Governmental Authority that (i) question the validity of any Transaction Agreement or seek to restrain, prohibit, invalidate, set aside, prevent or make unlawful any Transaction Agreement or any of the Transactions, or (ii) if adversely determined would prevent or impair the ability of Seller to perform any of its obligations under the Transaction Agreements.

          3.07 No Brokers. Except as set forth in Schedule 3.07 of the Seller Disclosure Memorandum, none of Seller, the Company nor any of their respective Subsidiaries or Affiliates has, directly or indirectly, entered into any agreement with any Person that would obligate the Company, any of its Subsidiaries or Purchaser to pay any commission, brokerage fee or "finder's fee" in connection with the Transactions contemplated herein.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                     AS TO THE COMPANY AND ITS SUBSIDIARIES


          Seller represents and warrants to Purchaser, as to the Company and its Subsidiaries that the following statements are true and correct as of the date of this Agreement:

          4.01 Organization. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or partnership power and authority (as the case may be) to carry on its business as it is now being conducted and to own, lease and operate its properties where now conducted, owned, leased or operated. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required to carry on its business as now conducted, except where the failure to be so qualified or licensed or in good standing, as the case may be, is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries.

          4.02 Capitalization.

          (a) All of the issued and outstanding Company Interest has been duly authorized and is validly issued. Except as set forth on Schedule 4.02(a) of the Seller Disclosure Memorandum, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments, other than this Agreement, that could require the Company to issue, sell, or otherwise cause to become outstanding any of its member interests. Except as set forth on Schedule 4.02(a) of the Seller Disclosure Memorandum, there are no options, warrants, rights to subscribe to or calls relating to, or securities or rights convertible into or exchangeable or exercisable for, membership interests of the Company or any contracts, commitments, understandings or arrangements by which the Company is or may be bound to issue, redeem, purchase or sell membership interests or securities convertible into or exchangeable for any such membership interests.

          (b) Schedule 4.02(b) of the Seller Disclosure Memorandum sets forth a complete list of (i) all of the Subsidiaries of the Company, the jurisdiction of incorporation or formation of each such Subsidiary and the number of issued and outstanding membership interests of each such Subsidiary and the record holders thereof, and (ii) all partnerships, joint ventures or other entities (other than Subsidiaries) in which the Company or any of its Subsidiaries has an interest, including a description of the type of such entity, the ownership interest of the Company and its Subsidiaries therein and, to Seller's Knowledge, the names and ownership interests of the other holders thereof. Except as set forth on
Schedule 4.02(b) of the Seller Disclosure Memorandum, all of the outstanding membership interests of the Company's Subsidiaries are owned beneficially and of record by the Company or the Company's Subsidiaries, free and clear of all Liens, and no membership interests of any of the Company's Subsidiaries are or may become required to be issued by reason of options, warrants, rights to subscribe to, or calls relating to, or securities or rights convertible into or exchangeable or exercisable for, membership interests of its Subsidiaries and, other than as contemplated by this Agreement, there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell membership interests or securities convertible into or exchangeable for any such membership interests.

          4.03 No Violation. Assuming effectuation of all filings and registrations with, the termination or expiration of any applicable waiting periods imposed by, and receipt of all Required Consents, neither the execution and delivery by Seller of the Transaction Agreements to be executed and delivered by it at the Closing nor the performance by Seller of its obligations hereunder or thereunder will (a) (i) violate any Law applicable to the Company or any of its Subsidiaries, (ii) conflict with or violate any provisions of the certificate of organization or formation, the limited liability company agreement or other organizational documents of the Company or any of its Subsidiaries or (iii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation under, any Material Contract to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound, or (b) result in the creation or imposition of any Lien, other than any Permitted Liens, on any of the properties or assets of the Company or any of its Subsidiaries, except in any such case for any matters described in this
Section 4.03 that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          4.04  Permits.  To the  Knowledge  of  Seller,  except as set forth on
Schedule 4.04 of the Seller Disclosure Memorandum, the Company and each of its Subsidiaries have all material Permits required to conduct their respective businesses as currently conducted and the Company and each of the Subsidiaries have been operating their respective businesses pursuant to and in compliance with the terms of all such Permits, except for such failures to comply which have not resulted in, individually or in the aggregate, a Material Adverse Effect; it being understood that nothing in this Section 4.04 is intended to address any compliance issue that is the subject of any other representation or warranty set forth in this Article. Except as set forth on Schedule 4.04 of the Seller Disclosure Memorandum, such Permits held by the Company and its Subsidiaries are valid and in full force and effect and none of the Permits will, assuming the related Required Consents have been obtained, be terminated or become terminable as a result of the transactions contemplated by this

Agreement, except, in each case, such Permits the termination or impairment of which would not have a Material Adverse Effect.

          4.05  Compliance  With Applicable Law. Except as set forth on Schedule
4.05 of the Seller Disclosure Memorandum, to the Knowledge of Seller, each of the Company and its Subsidiaries is presently complying with and in the past has complied with in all material respects with all applicable Laws and Judgments (excluding Environmental Laws), except for such failures to comply which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          4.06 Litigation.

          (a) Except as set forth on Schedule 4.06 of the Seller Disclosure Memorandum, there are no Proceedings pending or, to the Knowledge of Seller, threatened, involving the Company or any of its Subsidiaries.

          (b) None of such Proceedings, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or materially impair the Seller's ability to effect the Closing. To Seller's Knowledge, neither the Company nor any of its Subsidiaries is the subject of any Judgment other than those which have been settled, discharged or accrued on the financial statements of the Company, those which are covered by insurance, or those which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or materially impair Seller's ability to effect the Closing.

          4.07 Taxes. (a) The Company and its Subsidiaries have not, at any time prior to the Closing Date, filed an election under Treasury Regulation ss.301.7701-3 to be classified as a corporation for federal income Tax purposes. During the entirety of the period from the date of its formation through the Closing Date, each of the Company and its Subsidiaries that is a limited liability company has been a business entity that has had and will have a single owner at any given point in time and is and will be disregarded as an entity separate from its owner for federal income Tax purposes under Treasury Regulation Sections 301.7701-2 and -3 and any comparable provision of applicable state or local Tax law that permits such treatment. During the entirety of the period in which the Partnerships have been owned by Affiliates of Seller, each of the Partnerships has been a business entity that is disregarded as an entity separate from its owner for federal income Tax purposes under Treasury Regulation Sections 301.7701-2 and -3 and any comparable provision of applicable state or local Tax law that permits such treatment. Evangeline Gas Pipeline Company, L.P. (the "Evangeline Partnership") is treated and classified as a partnership for federal income Tax purposes under Treasury Regulation ss. 3.01.7701-2 and -3.

          (b) To the Knowledge of Seller, there are no Liens for Taxes upon the assets of any of the Company, its Subsidiaries, Evangeline Gas Corp. and the Evangeline Partnership, other than with respect to ad valorem Taxes which are not yet delinquent or Permitted Liens.

          (c) Each of the Company and its Subsidiaries has fully complied with all applicable federal, state and local employment Tax, withholding and contribution obligations with respect to its employees, and all other Tax withholding obligations required by law.

          (d) Except as set forth on Schedule 4.07 of the Seller Disclosure Memorandum, all Tax Returns of the Company and its Subsidiaries, that are required to be filed (taking into account any extensions of time within which to file) before the Closing Date, have been or will be filed, the information provided in such Tax Returns is complete and accurate in all material respects, and all Taxes shown to be due and payable on such Tax Returns, have been or will be timely paid in full.

          4.08 Absence of Certain Changes. To the Seller's Knowledge, since August 1, 2000 and except as set forth in Schedule 4.08 of the Seller Disclosure Memorandum, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices and there has not been:

                    (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Company and its Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                    (b) any material transaction, material commitment or any Material Contract entered into, by the Company or any of its Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any Material Contract, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by the Transaction Agreements;

                    (c) except as contemplated by this Agreement and except for any such change after the date of this Agreement required by reason of a concurrent change in generally accepted accounting principles, any change in any method of accounting or accounting practice with respect to the Company and its Subsidiaries;

                    (d) any event, occurrence, development or state of circumstances or facts (other than economic conditions or facts or circumstances applicable to the natural gas pipeline industry in general) which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                    (e) any material amendment of the material terms of or material breach of the provisions of (or any event which, with notice or passage of time or both, would constitute a material breach by the Company or the Subsidiaries of) any Material Contract; or

                    (f) the creation of any Lien (other than a Permitted Lien) on any material asset of the Company and its Subsidiaries.

          4.09 Bank Accounts. Schedule 4.09 of the Seller Disclosure Memorandum includes the names and locations of all banks in which the Company or any of its Subsidiaries has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

          4.10 Material Contracts. (a) To the Knowledge of Seller, Schedule 4.10 to the Seller Disclosure Schedule includes a list of all Material Contracts (as defined below). The term "Material Contracts" shall mean:

          (i) Cavern Lease Agreement dated June 17, 1992 between Shell Oil Company and Pontchartrain Natural Gas System, including a memorandum styled Extract of Cavern Lease and Sublease Agreement executed November 9, 1993, to be effective October 29, 1992 and filed for record in C.O.B. 190, Entry No. 173160, office of Clerk of Court and Recorder, Assumption Parish, Louisiana (the "Cavern Lease"); Water Crossing Lease Agreement dated June 1, 1992 between Exxon Pipeline Company and Acadian Gas Pipeline System; and any site lease with respect to real property providing for annual rentals of $50,000 or more;

          (ii) any partnership agreement, joint venture agreement, agreement evidencing an equity interest or debt or equity investment in any Person or shareholders agreement or equity holders agreement affecting such interests to which the Company or any Subsidiary is a party;

          (iii) any agreement or series of related agreements of the Company or any Subsidiary relating to the incurrence of Indebtedness for Borrowed Monies by the Company or any Subsidiary;

          (iv) any agreement or arrangement between the Company or any Subsidiary on the one hand and Seller or any of its respective Affiliates on the other hand;

          (v) any lease of personal property providing for annual rental payments or receipts of $250,000 or more;

          (vi) any agreement (other than Transaction Agreements) which involves a disposition, after July 31, 2000, of a Subsidiary or of a material asset outside of the ordinary course of business, other than the disposition of the Excluded Assets or the agreements described in Schedule 4.10(a)(vi) of the Seller Disclosure Memorandum;

          (vii)     any   agreement   which   restricts   the   Company  or  its
                    Subsidiaries or Purchaser or any of its Affiliates from engaging in any line of business which the Company or any of its Subsidiaries is conducting immediately prior to the Closing Date; and

          (viii) the customer agreements listed on Schedule 4.10(a)(viii) of the Seller Disclosure Memorandum.

          (b)       Except  as  described  in  Schedule  4.10(b)  of the  Seller
                    Disclosure Schedule, true and complete copies of each Material Contract have been made available to Purchaser.

          (c) To the Knowledge of Seller, except as disclosed in Schedule 4.10(c) of the Seller Disclosure Memorandum, each Material Contract is a legal, valid and binding obligation of each of the Company and/or any Subsidiary that is a party thereto and, each other party to such Material Contract, enforceable against the Company and/or such Subsidiary and each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity)), and neither the Company nor any Subsidiary nor any other party to such Material Contract is in material default or has failed to perform any material obligation under such Material Contract, and there does not exist any event, condition or omission which would constitute a material breach or material default (whether by lapse of time or notice or both), except for any such defaults, failure or breaches as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          4.11  Intellectual  Property  Rights.  (a) To the Knowledge of Seller,
Schedule 4.11(a) of the Seller Disclosure Memorandum contains a list of all Intellectual Property Rights that are utilized by or on behalf of the Company and its Subsidiaries in the business involving the Company Assets.

          (b) Schedule 4.11(b) of the Seller Disclosure Memorandum sets forth a list of all material licenses, sublicenses and other agreements involving the Intellectual Property Rights referenced in Schedule 4.11(a) of the Seller Disclosure Memorandum which will be held by or made available to the Company and its Subsidiaries immediately following the Closing. If requested by Purchaser, in writing, and if the transfer of such Intellectual Property Rights is within the control of Seller, Seller will transfer the Intellectual Property Rights listed on Schedule 4.11(b) to Purchaser, promptly following the request.

          (c) (i) Except as set forth in Schedule 4.11(c) of the Seller Disclosure Memorandum, since January 1, 2000, none of the Company and its Subsidiaries has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any Intellectual Property Right referenced in Schedule 4.11(a) of the Seller Disclosure Memorandum, and none of Seller or the Company or any of its Subsidiaries has any Knowledge of any other such infringement by the Company or any of its Subsidiaries, and (ii) none of the Company and its Subsidiaries has any outstanding claim or suit for, and has no Knowledge of, any continuing infringement by any other Person of any such Intellectual Property Rights. No Intellectual Property Right referenced in Section 4.11(b) is subject to any outstanding judgment, injunction, order, decree or agreement which restricts the use of such
                    Intellectual Property Right by the Company or any of its Subsidiaries in such a manner as would prohibit the Company and its Subsidiaries from operating the Pipeline Systems in the like manner operated immediately prior to the Closing Date.

          4.12 Employee Matters. Except as set forth on Schedule 4.12 of the Seller Disclosure Memorandum, the Company (i) has no employees (ii) is not the sponsor of and does not participate in any Benefit Plan and (iii) has no material liability relating to any Benefit Plan. None of the employees involved in the Pipeline Systems are covered by collective bargaining agreements and, to the Seller's Knowledge, there are no such organizational efforts respecting such employees.

          4.13 Title to Company Assets. The Company and its Subsidiaries, as the case may be, own or at the Closing will own the Company Assets free and clear of any Liens, other than Permitted Liens.

         4.14 Environmental Matters. The sole representations and warranties with respect to environmental matters (including, but not limited to, the environment, environmental liabilities and Environmental Laws) are set forth in this Section 4.14. To the extent that any representation or warranty in any other section of Article IV of this Agreement (or in the corresponding portions of the Seller Disclosure Memorandum) also could apply to any environmental matters, environmental liabilities or Environmental Laws, such representation or warranty shall be construed to exclude all environmental matters, environmental liabilities and Environmental Laws and to apply to matters other than environmental matters, environmental liabilities or Environmental Laws.

          Except as disclosed on Schedule 4.14 of the Seller Disclosure Memorandum, to the Knowledge of Seller:

          (i) The Company and its Subsidiaries are in compliance with all Environmental Laws except for such noncompliance as would not have a Material Adverse Effect on the Company and its Subsidiaries;

          (ii) There are no threatened or existing Proceedings indicating that the Company or any of its Subsidiaries may be (a) in material violation of any Environmental Law, (b) subject to liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (c) subject to claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, or
                    (d) subject to fines or penalties arising under any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect on the Company.

          4.15 Financial Statements. True and complete copies of the unaudited financial statements of the Company and its Subsidiaries consisting of (i) a balance sheet as of December 31, 1999 and (ii) a balance sheet as of July 31, 2000 and the related consolidated income statement, and statement of cash flows from operations for the seven-month period then ended have been provided to Purchaser; provided the financial statements in subsection (i) and (ii) above have been prepared on a proforma basis to include all of the assets and business which are intended to be included in the Company and its Subsidiaries immediately following the Closing. Such financial statements present fairly, in all material respects the financial condition and the results of operations of the Company and its Subsidiaries at the dates and for the periods covered thereby pursuant to this Agreement in conformity with generally accepted accounting principles consistently applied except for the exclusion of notes.

          4.16 Sufficiency of Assets. The Company Assets constitute all of the material properties or material assets necessary to conduct the business of the Company and its Subsidiaries as conducted immediately prior to the Closing Date.

          4.17 Pipeline Tariffs. Except as set forth on Schedule 4.17 of the Seller Disclosure Memorandum, the Company and its Subsidiaries do not have any pipeline tariffs.

          4.18 Hedging Transactions. Schedule 2.03 to the Seller Disclosure Memorandum lists all of the hedging transactions which are outstanding as of the date specified in Schedule 2.03 which have been entered into by Seller or its Affiliates for or on behalf of the business of the Company and its Subsidiaries.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller that the following statements are true and correct as of the date of this Agreement:

          5.01 Organization. Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

          5.02 Authorization of Transaction Agreements. Purchaser has all requisite power and authority to enter into the Transaction Agreements to be executed and delivered by it at the Closing, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery by Purchaser of the Transaction Agreements to be executed and delivered by it, and the performance of their obligations thereunder, have been duly and validly authorized by all requisite action on the part of Purchaser. The Transaction Agreements to be executed and delivered by Purchaser will constitute legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including the availability of specific performance.

          5.03 Purchaser Consents. The execution, delivery and performance by Purchaser of the Transaction Agreements, and the consummation of the Transactions do not and will not (i) conflict with or violate any provision of the organizational documents of Purchaser, (ii) subject to obtaining the consents referenced on Schedule 5.03, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser under, any material note, bond, mortgage, indenture, Permit, license, lease, agreement, contract, arrangement or commitment to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound or affected, or (iii) subject to obtaining the consents referenced on Schedule 5.03, violate or result in a breach of or constitute a default under any Law or Judgment applicable to Purchaser or by which Purchaser or any of its assets are bound or affected, except, in the cases of clauses (ii) and (iii), for any conflict, breach, default, termination, cancellation, acceleration, loss or violation which, individually or in the aggregate, would not materially impair Purchaser's ability to effect the Closing or have a Material Adverse Effect on Purchaser.

          5.04 Approvals. Except for the consents listed in Schedule 5.03, no Consent is required to be obtained by Purchaser or any of its Affiliates from, and no notice or filing is required to be given by Purchaser or any of its Affiliates to or made by Purchaser or any of its Affiliates with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Purchaser of the Transaction Agreements, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, impair Purchaser's ability to effect the Closing or have a Material Adverse Effect on Purchaser.

          5.05 Litigation; Impairment. There are no Proceedings pending (whether at law or in equity) or, to the Knowledge of Purchaser, threatened against or involving Purchaser or any of its Affiliates in any Court or before or by any Governmental Authority which (i) question the validity of any Transaction Agreement or seek to restrain, prohibit, invalidate, set aside, prevent or make unlawful any Transaction Agreement or any of the Transactions, or (ii) if adversely determined (x) would prevent or impair the ability of Purchaser to purchase the Company Interest or the ability of Purchaser to perform any of its obligations under the Transaction Agreements or (y) would have a Material Adverse Effect on Purchaser.

          5.06 Financing. Purchaser has, or has arranged for, the funds necessary to pay the Consideration to Seller and, subject to the satisfaction of Purchaser's conditions to Closing set forth in Article VII, will cause the timely availability of such funds for the purposes of consummating the transaction contemplated herein in accordance with the terms of this Agreement and otherwise fully performing its obligations pursuant to this Agreement and the transactions contemplated hereby. The availability and sufficiency of funds for the proposed Consideration is not a condition precedent to the obligations of Purchaser under this Agreement.

          5.07 Investment Intent.

          (a) Purchaser is capable of evaluating the merits and risks of its investment in the Company Interest. Purchaser is acquiring the Company Interest for its own account and not with a view to or for sale in connection with any distribution of such securities as such terms are defined under the Securities Act. Purchaser has had an opportunity to discuss the Company's and its Subsidiaries' business and financial condition, properties, operations and prospects with Seller's and the Company's management and to ask questions of officers of Seller and the Company.

          (b) Purchaser understands that (i) the Company Interest will be "restricted securities" under the applicable federal securities laws, and (ii) that the Securities Act and the rules of the SEC provide in substance that such equity holder may dispose of the Company Interest only pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, and that, accordingly, Purchaser may be required to bear the economic risk of the investment in the Company Interest for a substantial period of time.

          5.08 No Brokers. Neither Purchaser nor any of its Affiliates has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement, nor has any of them taken any action which would give rise to a valid claim against Seller or any of its Affiliates hereto for a brokerage commission, finder's fee, or other like payment.

                               ARTICLE VICOVENANTS

          6.01 Conduct of the Business Pending the Closing. During the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), Seller shall cause the Company and its Subsidiaries: to conduct the business and operations of the Company and its Subsidiaries in the ordinary and usual course in a manner consistent with past practice; to use their commercially reasonable efforts to preserve intact, in all material respects, the business organizations and relationships with third parties; and to keep available the services of the present employees of Seller or Seller's Affiliates who provide services to the Company and its Subsidiaries. During the period from the date of this Agreement to the Closing, Seller will not, and will cause the Company and its Subsidiaries not to, willfully take any action that would make any representation or warranty of Seller under this Agreement inaccurate in any material respect at the Closing Date, except (i) as may be necessary to comply with applicable Law or the terms of this Agreement, (ii) as may be consented to by Purchaser, or (iii) as may be required by emergency or force majeure conditions. During the period from the date of this Agreement to the Closing, except (a) as otherwise provided for in or permitted by this Agreement, (b) as Purchaser shall otherwise consent (which consent shall not be unreasonably withheld or delayed), (c) as described on
Schedule 6.01 of the Seller Disclosure Memorandum, (d) as contemplated by the ordinary course of business of the Company and its Subsidiaries, or (e) as may be required by emergency or force majeure conditions, Seller covenants and agrees that, with respect to the Company and its Subsidiaries, it shall not:

                    (i) permit the Company or its Subsidiaries to dispose of any assets of the Company or its Subsidiaries (other than the sale of Inventories in the ordinary course of business and the Excluded Assets) if the greater of the book value or the fair market value, individually or in the aggregate, of such assets exceeds $100,000;

                    (ii) incur, create or assume any Lien on any individual asset of the Company or its Subsidiaries, other than Permitted Liens;

                    (iii) incur any new third party Indebtedness for Borrowed Money;

                    (iv) other than as set forth on the capital expenditures schedule referenced in Schedule 6.01 of the Seller Disclosure Memorandum, permit the Company or any Subsidiary to enter into any agreement to make capital expenditures in excess of $1,000,000 individually or $5,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

                    (v) permit the Company or its Subsidiaries to amend in any respect any Material Contract or any other Contract that would have a Material Adverse Effect or terminate any of the Material Contracts (except with respect to purchase orders or termination of such Contracts caused by the termination or default of any other party thereto) or default in the performance of any material covenant or obligation thereunder which default is not cured within any applicable grace period;

                    (vi) sell or permit the Company or any Subsidiary to issue, sell, pledge or purchase, or agree to issue, sell, pledge or purchase, any member interest, capital stock or other equity interest in the Company or any Subsidiary, or any options, rights, or warrants to acquire, or securities convertible into, any member interest, capital stock or other equity interest in the Company or any Subsidiary, or split, combine or reclassify or pay any equity dividend in respect of the member interests of the Company or any Subsidiary or take any similar action in connection with the member interests of the Company or any Subsidiary;

                    (vii) settle, or permit the Company or any Subsidiary to settle, any litigation that would have a Material Adverse Effect on its business or for an amount that exceeds $150,000;

                    (viii) permit the Company or its Subsidiaries to hire any employees or consultants or become obligated under any employee benefit, welfare or compensation plans or arrangements;

                    (ix) permit the Company or any Subsidiary to enter into any agreement, arrangement or understanding (other than the agreements described in other subsections of this Section 6.01) involving a commitment on the part of the Company or any Subsidiary to expend in excess of $100,000 individually or $1,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

                    (x) permit the Company or any Subsidiary to approve or agree to any modification of the Company's approved operating or capital expenditure budget with respect to any of the Pipeline Systems in excess of $250,000 for all of the Pipeline Systems, taken as a whole;

                    (xi) permit the Company or any Subsidiary to fail to maintain or repair the Pipeline System in a manner consistent with past practices;

                    (xii) other than as reflected in or contemplated by the proposed amendments to the Predecessor Agreements, copies of which have been provided to Purchaser, permit the Company or any Subsidiary to (A) amend any of the Predecessor Agreements to the extent it affects the Pipeline Systems in a manner which would adversely (1) affect the pricing, volumes, delivery term or duration under the Predecessor Agreements, (2) require the Company or its Subsidiaries to post any additional collateral or incur any additional capital costs, in each case, beyond those currently required under the Predecessor Agreements or (3) impose additional transfer restrictions upon a transfer or disposition of the Pipeline Systems other than the transfer restrictions currently existing under the Predecessor Agreements or (B) execute any such amendment prior to Purchaser having the opportunity to review such amendment for two (2) business days prior to execution;

                    (xiii) enter into or permit the Company or any Subsidiary to enter into hedging transactions, for or on behalf of the Company or any Subsidiary, except for hedging transactions which are entered into in the ordinary course of business and are consistent with the type of hedges referenced on Schedule 2.03 hereto;

                    (xiv) amend or terminate any agreement (other than the termination of any agreement specified on Schedule 4.10 as being terminated) between the Company and its Subsidiaries, on the one hand, and Seller or any of its Affiliates, on the other hand;

                    (xv) assign to the Company and its Subsidiaries any agreement (other than the agreements specified on Schedule 4.10 as being assigned to the Company and its Subsidiaries or which may be assigned to the Company and its Subsidiaries pursuant to Section 2.03(e)) to which at least one of the parties thereto is Seller or one of its Affiliates; or

                    (xvi) agree or commit to do any of the foregoing.

          6.02 Access to Information. Prior to the Closing Date, Seller will and will cause each of the Company and its Subsidiaries: (i) to permit representatives of Purchaser to have reasonable access at all reasonable times, upon reasonable prior notice and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to each of the Company and its Subsidiaries, and (ii) to furnish to Purchaser and its representatives access to such information concerning the properties, contracts, records and operations of the Company and its Subsidiaries (including financial, operating and other data and information) as may be reasonably requested, from time to time, by Purchaser.

          (b) Notwithstanding the foregoing provisions of this Section, no party shall be required to grant access or furnish information to the other party or the other party's representatives to the extent that such information is subject to an attorney/client or attorney work product or that such access or the furnishing of such information is prohibited by Law or by a valid and binding confidentiality agreement with a third party; provided, however, that, in the latter instance, if so requested by the other party, each party will use its reasonable efforts to obtain from such third party a waiver of such prohibition.

          (c) To the extent reasonably necessary or desirable in connection with Seller's ownership of the Company Interest (including tax related matters) or other matters arising under this Agreement, after the consummation of the transactions contemplated hereby, Seller will have reasonable access upon reasonable prior notice and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records, work papers, contracts and documents of or pertaining to each of the Company and its Subsidiaries to the extent relating to the Pipeline Systems as existing at the Closing. Purchaser shall preserve all such information, records and documents for a period of seven (7) years following the Closing.

          (d) Each of the parties hereto will preserve and retain all schedules, work papers and other documents relating to any Tax Returns of or with respect to the Company or any of its Subsidiaries or to any claims, audits or other proceedings affecting the Company or any of its Subsidiaries until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

          6.03 Consents.

          (a) To the extent  required by the HSR Act,  each of the parties  will
(i) file or cause to be filed with the Federal Trade Commission and the United States Department of Justice, as promptly as practicable after the execution and delivery of this Agreement, all reports and other documents required to be filed by such party and any other person (as defined in the HSR Act) affiliated with such party under the HSR Act concerning the transaction contemplated hereby (requesting early termination of the waiting period under the HSR Act) and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party agrees to request and to cooperate with the other party in requesting early termination of any applicable waiting period under the HSR Act.

          (b) From the date of execution of this Agreement through the Closing Date, each of the parties will use its reasonable efforts (and will cooperate with the other party) to obtain all other consents approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Authorities) that are required to be made or effected by it to enable it to effect the Transactions contemplated hereby.

          6.04 Public Announcements. Purchaser and Seller will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement and, except as may be required by applicable Law or any securities exchange on which the securities of the parties or their Affiliates are listed (following notice and consultation), neither Purchaser nor Seller shall issue any such press release or make any such public statement without the prior approval of the other party to this Agreement, such approval not to be unreasonably withheld or delayed.

          6.05 Supplemental Disclosures. Prior to Closing, Seller shall have the opportunity to supplement the Schedules to the Seller Disclosure Memorandum by delivering a written supplement to Purchaser, provided that if such supplement includes any additional items which would have a Material Adverse Effect on the Company and its Subsidiaries, then Purchaser may elect to terminate this Agreement.

          6.06 Books and Records. On or before the Records Delivery Date, Seller will, and will cause its Affiliates to provide access to Seller's facilities (which shall be one facility in Houston, Texas reasonably convenient to the Purchaser) to Purchaser so as to allow Purchaser (or its designee) to take possession of and relocate to Purchaser's offices all books, accounting records, contracts, leases, property files and other relevant files and records located within the State of Texas and relating to the Company Assets. On or before the Records Delivery Date, Seller will, and will cause its Affiliates to relocate to the offices of the Company and its Subsidiaries all books, accounting records, contracts, leases, property files and other relevant files and records located within the State of Louisiana and relating to the Company Assets which are not then physically located in the offices of the Company and its Subsidiaries.

          6.07 Removal of Tradenames. As soon as reasonably practicable after the Closing (and in any event, within one hundred eighty (180) days after Closing or such later date as may be agreed by Seller), Purchaser will remove the "Coral", "Tejas" and "Shell" names (and all derivatives thereof), trademarks and symbols from the properties and assets of the Company and its Subsidiaries (including changing all pipeline markers and signage relating thereto) and provide the requisite notices to, the appropriate federal, state or local agencies to place the title or other evidences of ownership, including operation of the properties and assets, in a name other than any name of Seller or any of its Affiliates or any variations thereof.

          6.08 Further Assurances.

          (a) Each of the parties shall, prior to the Closing, use its reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions as promptly as practicable, and (ii) obtain expeditiously from any Governmental Authorities and other Persons any Consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by such party in connection with the authorization, execution and delivery of the Transaction Agreements and the consummation of the Transactions.

          (b) Purchaser and Seller shall, prior to the Closing, furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Law in connection with consummation of the Transactions.

          (c) If it is determined during the first twelve months following the Closing that record and beneficial title to any of the Company Assets is not held by the Company or its Subsidiaries but rather is held by Seller or an Affiliate of Seller as of the Closing Date, Seller agrees to execute and to cause its Affiliates to execute such agreements as shall be reasonably required to cause such title to be effectively transferred and conveyed from Seller or its Affiliates to the Company and its Subsidiaries.

          6.09 Intercompany Indebtedness. On or prior to the Closing, Seller shall (i) pay or cause its Affiliates to pay to the Company and its Subsidiaries all long-term debt (including current maturities) and other indebtedness for borrowed money owed by Seller or any of its Affiliates as of such date to the Company and its Subsidiaries and (ii) pay to the Company a capital contribution and cause such capital contribution to be applied to pay or satisfy all long-term debt (including current maturities) and other indebtedness for borrowed money owed by the Company and its Subsidiaries to Seller or its Affiliates (other than the Company and its Subsidiaries) as of such date.

          6.10 Collections. After Closing, Seller agrees to cause to be paid to the Company any amounts received by Seller after the Closing Date in respect of accounts receivable related to the Pipeline Systems promptly upon receipt thereof. After Closing, Purchaser agrees to and to cause the Company and its Subsidiaries to cause to be paid to Seller any amount, received by Purchaser, the Company or its Subsidiaries or any of their respective Affiliates after the Closing Date in respect of the Excluded Assets.

          6.11 Excluded Assets. On or prior to the Closing, Seller will cause the Excluded Assets to be transferred and conveyed out of the Company and its Subsidiaries.

          6.12 Surface Leases; Extension of Cavern Lease. Seller agrees, for a period of up to one (1) year following the Closing, to use reasonable commercial efforts, at no cost to Seller, to obtain from Shell Oil Company (i) a Sublease Agreement, in form reasonably satisfactory to Purchaser, relating to the real property interests described in the Shell Leases which are not otherwise leased by the Company and its Subsidiaries or by third parties, or (ii) an agreement providing to Company and its Subsidiaries the right to extend the Cavern Lease through 2022. Such reasonable commercial efforts shall include arranging for, and engaging in, meetings between Purchaser and Shell Oil Company to discuss and negotiate the foregoing.

          6.13 Access to Financial Records. Seller will and will cause each of the Company and its Subsidiaries to permit representatives of Purchaser (for a reasonable period following the Closing Date) to have reasonable access at all reasonable times, upon reasonable prior notice and in a manner so as not to interfere with the normal business operations of Seller, to all premises, personnel, books and records of or pertaining to the operations of the Company and its Subsidiaries as may be reasonably necessary for Purchaser to prepare financial statements required by the Securities and Exchange Commission or the New York Stock Exchange with respect to Purchaser's acquisition of the Company and its Subsidiaries. In this connection, Seller shall cooperate with Purchaser in providing reasonable access to Purchaser of Seller's work papers with respect to such historical periods.

          6.14 Obligations Under the Exxon Agreement. Purchaser agrees, from and after the Closing, to cause the Company and its Subsidiaries to provide copies of all Tax Returns applicable to the Company and its Subsidiaries to Exxon Corporation ("Exxon") as required under the Stock and Asset Purchase Agreement dated September 15, 1993, between Exxon and the other parties thereto.

          6.15 Termination of Right of First Refusal. On or prior to the Closing, Seller agrees to obtain from Shell Oil Company, a letter terminating Shell Oil Company's right of first refusal to purchase the Company and its Subsidiaries.

         6.16 Transaction Payments. Purchaser agrees that it will pay all required Transaction Payments to the Transferred Employees (as defined in the Employee Matters Agreement) within five days following the Employment Commencement Date (as defined in the Employee Matters Agreement). "Transaction Payments" shall mean equalization payments, if any, payable to the Transferred Employees as reflected in a written notice delivered by Seller to the Purchaser no later than five (5) days prior to the Employment Commencement Date. Such notice shall specify the amounts payable to each Transferred Employee and any conditions to such payments.

                                   ARTICLE VII
                             CONDITIONS TO CLOSING

          7.01 General Conditions.


          The obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

                    (a) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order by any court of competent jurisdiction or Governmental Authority shall be in effect that prohibits the consummation of the Transactions;

                    (b) All Consents required to be obtained from third parties (other than Shell Oil Company or any of its Affiliates), Governmental Authorities or otherwise and all filings required to be made by the parties for the consummation of the Transactions shall have been made and obtained by the parties; and

                    (c) Any waiting period applicable to the consummation of the transactions contemplated by this Agreement and the HSR Act shall have lapsed or terminated by early termination or otherwise.

          7.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the Transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                    (a) Purchaser shall have performed and complied with all agreements and covenants required to be performed and complied with by Purchaser under this Agreement at or prior to the Closing;

                    (b) The representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct as of such date);

                    (c) Purchaser shall have delivered to Seller a certificate signed by an officer of Purchaser stating that the representations and warranties included in the Purchaser Representations and Warranties are true and correct as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct as of such date); and

                    (d) The closing of the transactions contemplated by the Master Purchase Agreement dated as of July 14, 2000, by and among Shell Oil Company, Shell Overseas Trading Limited and Bechtel Enterprises Holdings, Inc. or Shell Oil Company shall have terminated its negotiations and abandoned its efforts to close such transactions.

          7.03 Conditions to Obligations of Purchaser.


          The   obligation   of  Purchaser  to   consummate   the   Transactions
contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                    (a) Seller shall have performed and complied with all agreements and covenants required to be performed and complied with by Seller under this Agreement at or prior to the Closing;

                    (b) The representations and warranties of Seller in Articles III and IV of this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct as of such date);

                    (c) Seller shall have delivered to Purchaser a certificate signed by an officer of Seller stating that the representations and warranties included in the Seller Representations and Warranties are true and correct as of the Closing Date as though restated on and as of such date (except in the case of any representation or warranty that by its terms is made as of a date specified therein, in which case such representation or warranty shall be true and correct as of such date); and

                    (d) There shall not, since the execution date of the Agreement, have occurred any event or development that would have a Material Adverse Effect on the Company.

                                  ARTICLE VIII
                                  TERMINATION

          8.01   Termination.   This   Agreement  may  be  terminated   and  the
transactions contemplated by this Agreement may be abandoned at any time prior to the Closing only as follows:

                    (a) by the mutual written agreement of Purchaser and Seller;

                    (b) by Seller by giving written notice of such termination to Purchaser if the Closing shall not have occurred by June 30, 2001 as a consequence of a failure of any condition to Seller's obligation to close other than the condition set forth in Section 7.02(d);
          provided Seller has not materially breached any of its agreements, covenants, representations or warranties;

                    (c) by Purchaser by giving written notice of such termination to Seller, if the Closing shall not have occurred by April 15, 2001 as a consequence of a failure of any condition to Purchaser's obligation to close; provided Purchaser has not materially breached any of its agreements, covenants, representations or warranties;

                    (d) by Seller if Purchaser has breached in any material respect any covenant or agreement of Purchaser contained herein or has breached any representation or warranty of Purchaser herein such that the condition to closing set forth in Section 7.02(b) would not be satisfied, and in each case such breach is not remedied within 30 days of notice of such breach by Seller to Purchaser; or

                    (e) by Purchaser if Seller has breached in any material respect any covenant or agreement of Seller contained herein or has breached any representation or warranty of Seller herein such that the condition to closing set forth in Section 7.03(b) would not be satisfied, and in each case such breach is not remedied within 30 days of notice of such breach by Purchaser to Seller.

          8.02 Effect of Termination. If this Agreement is terminated as permitted under Section 8.01, such termination shall be without liability to any party to this Agreement or to any Affiliate, or their respective shareholders, directors, officers, employees, agents, advisors or representatives, and following such termination no party shall have any liability under this Agreement or relating to the transactions contemplated by this Agreement to any other party; provided that:

                    (a) If the Closing does not occur on the Closing Date due to any breach of this Agreement by Purchaser, then Seller, at its option, may (i) enforce specific performance, or (ii) terminate this Agreement in which case Seller shall be entitled to receive indemnification from Purchaser for all Damages arising as a result of such breach; or

                    (b) If the Closing does not occur on the Closing Date due to any breach of this Agreement by Seller, Purchaser, at its option, may either (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement in which case, Purchaser shall be entitled to receive indemnification from Seller for all Damages arising as a result of such breach.

The provisions of this paragraph and the Confidentiality Agreement shall survive any termination of this Agreement pursuant to this Article.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          9.01 Expenses and Taxes; Tax Returns.

          (a) Each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement. The parties to this Agreement agree that all applicable excise, sales, transfer, documentary, filing, recordation and other similar Taxes, levies, fees and charges, if any, that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated by this Agreement shall be borne by the party on which such Taxes, levies, fees or charges are imposed by operation of law. Each party to this Agreement agrees to file all necessary documentation (including all Tax Returns) with respect to such Taxes in a timely manner.

          (b) Seller shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns accurately reflecting the operations of the Company and its Subsidiaries for periods ending prior to the Closing Date and shall pay all Taxes with respect thereto. Purchaser shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns accurately reflecting the operations of the Company and its Subsidiaries for periods ending on or after the Closing Date and shall pay all Taxes with respect thereto. For purposes of this Section 9.01(b), in the case of any Taxes based upon or related to income or receipts, including franchise Taxes, that are payable for a Tax period that includes (but does not end on) the Closing Date, Seller shall pay to Purchaser at Closing, the portion of such Tax which relates to the portion of such Tax period ending prior to the Closing Date. This amount due from Seller shall be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. To the extent the amounts described in this Section 9.01(b) are estimated at Closing and the prorations are inaccurate, Seller and Purchaser agree to make or cause to be made such payment or reimbursement to the other after the amounts are correctly computed, that is necessary to allocate the charges properly between Seller and Purchaser as of the Closing Date.

          9.02 Amendment. This Agreement may not be amended except by an instrument in writing signed by Purchaser and Seller.

          9.03 Waiver. Either Purchaser or Seller may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (c) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by the other. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party against whom enforcement is sought.

          9.04 Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

                  If to Seller:

                           Coral Energy, LLC
                           909 Fannin, Suite 700
                           Houston, Texas 77010
                           Attn:  Chief Executive Officer
                           Phone:  (713) 767-5400
                           Fax:  (713) 767-5440

                  With a copy to:

                           Coral Energy, LLC
                           909 Fannin, Suite 700
                           Houston, TX 77010
                           Attn: General Counsel
                           Phone:  (713) 767-5400
                           Fax:  (713) 230-2900

                  If to Purchaser:

                           Enterprise Products Operating L.P.
                           2727 North Loop West, Suite 700
                           Houston, TX  77008
                           Attn:  President
                           Phone:  (713) 880-6500
                           Fax:  (713) 880-6570

                  With a copy to:

                           Enterprise Products Operating L.P.
                           2727 North Loop West, Suite 700
                           Houston, TX  77008
                           Attn:  Chief Legal Officer
                           Phone:  (713) 880-6500
                           Fax:  (713) 880-6570

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.

          9.05 Headings. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The Seller Disclosure Memorandum constitutes an integral part of this Agreement and modifies the respective representations, warranties, covenants or agreements of Seller contained herein to the extent that such representations, warranties, covenants or agreements expressly refer specifically to the applicable section of the Seller Disclosure Memorandum. Each item of disclosure set forth in the Seller Disclosure Memorandum specifically refers to the article and section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other article or section of the Agreement.

          9.06 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas regardless of principles of conflicts of laws.

          9.07 No Third Party  Rights.  Except as  specifically  provided for in
Article X, this Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties to this Agreement.

          9.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

          9.09 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          9.10 Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) sets forth the entire understanding and agreement among the parties as to the matters covered in this Agreement and supersedes and replaces any prior understanding, agreement including, the Confidentiality Agreement or statement of intent, in each case, written or oral, of any and every nature with respect to such understanding, agreement or statement.

          9.11 Arbitration; Waiver.

          (a) Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including any amendments or extensions), or the breach of termination hereof or any right to indemnity hereunder shall be settled by arbitration in accordance with the arbitration terms set forth in Exhibit D hereto.

          (b) Without any way limiting Section 9.11(a), each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

          9.12 Disclaimer of Other Representations and Warranties. (a) Except as expressly set forth in Article III and Article IV, SELLER MAKES NO ORAL OR WRITTEN REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SELLER, THE COMPANY OR ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT

TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY REPRESENTATION OR WARRANTIES WITH RESPECT TO THE DESIGN, QUALITY, DURABILITY, VALUE, OR CONDITION OR SUITABILITY OF SUCH ASSETS OR THE PRESENCE, ABSENCE OR CONDITION OF HAZARDOUS SUBSTANCES OR POLLUTANTS IN, ON OR UNDER SUCH ASSETS, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

          (b) PURCHASER ACKNOWLEDGES THAT, PRIOR TO ITS EXECUTION OF THIS AGREEMENT, IT HAS CONDUCTED SUCH EXAMINATION OF THE COMPANY'S AND ITS SUBSIDIARIES' TITLE TO THEIR RESPECTIVE PROPERTIES AND ASSETS AS IT HAS DEEMED NECESSARY OR ADVISABLE IN ORDER TO SATISFY ITSELF AS TO THE CONDITION OF TITLE TO SUCH PROPERTIES AND ASSETS, EXCEPT FOR THE LIMITED WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.

          9.13 Fair Construction. This Agreement shall be deemed to be the joint work product of Purchaser and Seller without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

                                    ARTICLE X
                            INDEMNIFICATION; SURVIVAL

          10.01 Indemnification by Purchaser. Subject to the limitations set forth in this Article X, Purchaser hereby agrees to indemnify and hold harmless Seller and any of its Affiliates and their respective officers, directors, partners, members and shareholders (collectively the "Seller Indemnified Parties") from and against any and all Damages incurred by Seller Indemnified Parties in connection with (a) any breach of any representation or any warranty made by Purchaser under Sections 5.01 (Organization), 5.02 (Authorization of
Transaction  Agreements),  5.03 (Purchaser  Consents),  5.04  (Approvals),  5.07
(Investment Intent) or 5.08 (No Brokers), in each case, as brought down to the Closing Date pursuant to the certificate delivered by Purchaser pursuant to
Section 7.02(c) hereof (collectively, the "Purchaser Representations and Warranties"); or (b) any failure by Purchaser to perform any covenant or other agreement hereinunder, in each case regardless of whether such Damages are caused in whole or in part by the strict liability or negligent act or omission of the Indemnified Party.

          10.02 Indemnification by Seller. Subject to the limitations set forth in this Article X, Seller hereby agrees to indemnify and hold harmless Purchaser and any of its Affiliates and their respective officers, directors, partners, members and shareholders (collectively, the "Purchaser Indemnified Parties") from and against any and all Damages arising in connection with (a) any breach by Seller of any of its representations and warranties contained in Sections
3.01 (Organization), 3.02 (Ownership of Company Interest), 3.03 (Validity and Enforceability), 3.04 (Approvals and Consents), 3.05 (No Violation), 3.07 (No Brokers), 4.01 (Organization), 4.02 (Capitalization), 4.06(a) (Litigation), 4.07 (Taxes) and 4.10(a) and (b) (Material Contracts), in each case, as brought down to the Closing Date pursuant to the certificate delivered by Seller pursuant to
Section 7.03(c) hereof (collectively, the "Seller Representations and Warranties"), (b) any failure by Seller to perform any covenant or other agreement hereunder or (c) any of the Excluded Assets, in each case regardless of whether such Damages are caused in whole or in part by the strict liability or negligent act or omission of the Indemnified Party.

          10.03 Indemnification Procedure. The party or parties making a claim for indemnification under this Article X shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article X shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article X shall be asserted and resolved as follows:

          (a) In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party Claim") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall, with reasonable promptness, send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or Proceeding) (a "Claim Notice"), provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the Damages for which Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party proper notice.

          (b) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. No third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any

Judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article X.

          (c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 Business Days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

          (d) From and after the delivery of a Claim Notice under this Agreement relating to a Third Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 10.03(d) which is designated as confidential by an Indemnified Party.

          10.04 Survival. The representations and warranties of the parties contained in this Agreement shall terminate at and not survive the Closing; provided that the Seller Representations and Warranties and the Purchaser Representations and Warranties shall each survive the Closing for the periods set forth below:

          (a) the representations and warranties of Seller in Sections 3.04, 3.05, 4.02, 4.06(a) and 4.10(a) and (b) and the representations and warranties of Purchaser in Sections 5.03, 5.04 and 5.08 shall survive the Closing until fifteen (15) months following the Closing Date;

          (b) the representations and warranties of Seller in Section 4.07 shall survive the Closing until the expiration of the applicable Tax Statute of Limitations Date; and

          (c) the representations and warranties of Seller in Sections 3.01, 3.02, 3.03, 3.07 and 4.01 and the representations and warranties of Purchaser in Sections 5.01, 5.02 and 5.09 shall survive the Closing until the expiration of the applicable statute of limitations.

Following the Closing, no party shall have the right to make any claim for indemnification for any representations or warranties under this Agreement which do not expressly survive the Closing or after the expiration of the applicable survival period thereof; provided that, with respect to any representation or warranty that survives the Closing in respect of which indemnity may be sought under this Agreement, such representation or warranty shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, only if a bona fide, written notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity (including the specific nature of such inaccuracy) shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreement of the parties set forth in this Article X) contained in this Agreement or in any other Transaction Agreement shall survive the Closing indefinitely.

          10.05 Limitation on Claims.

          (a) Each party hereto acknowledges and agrees that (except as set forth in subsection (d) below), the provisions of this Article X shall be the exclusive remedy of such party with respect to any matter arising under this Agreement; provided, however, that the foregoing shall not limit the right of any such party to seek any equitable remedy (including specific performance) available to enforce the rights of such party under this Agreement or any other Transaction Agreement in accordance with the terms of this Agreement.

          (b) The liability of Seller for Damages for breaches of any Seller Representations and Warranties pursuant to Section 10.02(a), other than with respect to breaches of Sections 3.02, 3.07 and 4.07 shall be limited as follows:

                    (i) Seller shall not be liable for or have responsibility for any such Damages until the aggregate of such Damages incurred by the Purchaser Indemnified Parties with respect to such claims exceeds $5,000,000 in the aggregate and then only to the extent of the excess over such amount; and

                    (ii) The obligations and total liability of Seller for such Damages shall not exceed $22,000,000 in the aggregate.

                    (c) Nothing in this Section 10.05 shall prevent any party from making a claim against the other party for actual and intentional fraud (as opposed to a fraud claim based on constructive knowledge, or negligent misrepresentation or similar theory).

          Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                           CORAL ENERGY, LLC


                           By:      /s/ Charles R. Crisp
                                    --------------------------------------------
                           Name:    Charles R. Crisp
                           Title:   Chief Executive Officer and President


                           ENTERPRISE PRODUCTS OPERATING L.P.


                           By:      Enterprise Products GP, LLC, General Partner


                           By:      /s/ O.S. Andras
                                    --------------------------------------------
                           Name:    O.S. Andras
                           Title:   President and Chief Executive Officer

                                   EXHIBIT A

                      ASSIGNMENT OF LLC MEMBERSHIP INTEREST

         THIS ASSIGNMENT OF LLC MEMBERSHIP INTEREST (this "Assignment") is made effective this _____ day of _________, 2000 by Coral Energy, LLC, a Delaware limited liability company ("Assignor"), with offices at 909 Fannin St., Houston, Texas 77010, in favor of Enterprise Products Operating L.P., a Delaware limited partnership ("Assignee"), with offices at 2727 North Loop West, Suite 700, Houston, Texas 77008.

         Assignor does hereby sell, transfer and assign to Assignee all of the membership interests in Acadian Gas, LLC, a Delaware limited liability company.

         This Assignment is made pursuant to that certain Purchase and Sale Agreement dated as of September 22, 2000, by and between Assignor and Assignee.

         This Assignment and all terms and conditions contained herein are binding upon Assignor, Assignee and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the date and year first above written.

                                      CORAL ENERGY, LLC

                                      By:________________________________
                                      Name:______________________________
                                      Title:_______________________________

                                      ENTERPRISE PRODUCTS OPERATING L.P.

                                      By:________________________________
                                      Name:______________________________
                                      Title:_______________________________

                                    EXHIBIT B

                           INTERIM SERVICES AGREEMENT

          THIS INTERIM SERVICES AGREEMENT (this "Agreement") is entered into as of ____________, 200__, [but effective as of the date indicated below], by and between Coral Energy, LLC, a Delaware limited liability company ("Coral") and
Enterprise Products Operating L.P., a Delaware limited partnership ("Purchaser"), each of which or both hereafter also referred to as the "Party" or "Parties."

                               W I T N E S S E T H
                               -------------------

          WHEREAS, Coral and Purchaser have entered into that certain Purchase and Sale Agreement dated as of September 22, 2000 (the "Purchase Agreement"), pursuant to which Coral has agreed to sell all of its membership interests in Acadian Gas, LLC (the "Company") to Purchaser;

          WHEREAS, in order to effect an efficient transition of the Company into Purchaser's operations, Coral is agreeable to providing certain support for accomplishing said transition;

          WHEREAS, the execution and delivery of this Agreement by Coral is a condition precedent to the obligations of Purchaser in the Purchase Agreement; and

          WHEREAS, terms defined in the Purchase Agreement have the same meanings when used herein unless expressly stated otherwise.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Coral and Purchaser hereby agree as follows:

          1. TERM.

          (a) The term of this Agreement shall be from the Closing Date through the date which is twelve months following the Closing Date.

          (b) At any time after the date hereof, Purchaser may, for any reason whatsoever, terminate any Service or this entire Agreement by giving Coral at least twenty (20) days prior written notice to that effect. Any such termination shall be effective on the first day of the month following Coral's receipt of the termination notice. Purchaser shall pay Coral the total amount of any and all payments or reimbursements payable under Section 6 below in providing services under this Agreement.

          2. PERFORMANCE. To facilitate the orderly and effective transition of the Company from Coral's ownership to Purchaser's ownership, Coral shall perform, or will cause to be performed, for the consideration and in accordance with the terms of this Agreement, for Purchaser for the term of this Agreement the services described in Exhibit A (each listed service, a "Service" and collectively, the "Services") for the Company acquired by Purchaser pursuant to the Purchase Agreement.

          3. MANNER OF PERFORMANCE.

          (a) Coral agrees that it shall, for the consideration and in accordance with the terms of this Agreement, cause its employees or employees of its Affiliates (collectively, the "Coral Employees") providing the Services to perform such Services in accordance with the reasonable instructions provided by the authorized representatives of Purchaser, or its designee, and Coral shall be entitled to rely upon any written or oral instructions received from such authorized representatives or designees.

          (b) CORAL SHALL NOT BE LIABLE FOR ANY CLAIMS OR DAMAGES AS A RESULT OF CORAL'S OR THE CORAL EMPLOYEES' PERFORMANCE OF, OR FAILURE TO PERFORM, ANY OF THE SERVICES REQUIRED HEREUNDER, INCLUDING THOSE THAT RESULT FROM CORAL'S OR THE CORAL EMPLOYEES' SOLE, JOINT AND/OR CONCURRENT NEGLIGENCE OR OTHER FAULT. PURCHASER HEREBY WAIVES AND RELEASES CORAL AND ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE "CORAL GROUP") FROM, AND PURCHASER SHALL INDEMNIFY AND HOLD HARMLESS CORAL AND THE CORAL GROUP FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY CAUSED BY, ARISING OUT OF OR RESULTING FROM THE PERFORMANCE OF THE SERVICES BY CORAL OR ANY MEMBER OF THE CORAL GROUP (INCLUDING, BUT NOT LIMITED TO, ANY AMOUNTS CORAL OR THE CORAL GROUP IS REQUIRED TO PAY ON ACCOUNT OF THE PERFORMANCE OF THE SERVICES), REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACT OR OMISSION OF CORAL OR ANY MEMBER OF THE CORAL GROUP. CORAL DOES NOT MAKE ANY WARRANTY AS TO THE RESULTS OF THE SERVICES AND HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PERFORMANCE UNDER THIS AGREEMENT.

          (c) NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PROSPECTIVE PROFITS OR INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY NATURE AND EACH PARTY SHALL RELEASE, PROTECT, DEFEND, INDEMNIFY AND HOLD THE OTHER PARTY HARMLESS FROM AND AGAINST
ALL SUCH CLAIMS, DEMANDS, AND CAUSES OF ACTION IRRESPECTIVE OF THE CAUSE, ARISING OUT OF OR IN CONNECTION WITH THE MATTERS COVERED BY THIS AGREEMENT.

          4. RELATIONSHIP OF PARTIES. Coral and Purchaser shall act as independent contractors, and nothing herein shall at any time be construed to create the relationship of employer and employee, partnership, principal and agent, broker or finder, or joint venturers as between Coral, its Affiliates and Purchaser. Except as expressly provided herein, no Party shall have any right or authority, and no Party shall attempt to enter into any contract, commitment, or agreement nor incur any debt or liability of any nature, in the name of or on behalf of the other Party. Purchaser shall look to Coral for results only and shall have no right at any time to direct or supervise Coral or the Coral Employees in the performance of such work or as to the manner, means, and method in which work or labor is performed. The detailed manner and method of performing the work shall be under the control of Coral.

          5. SERVICE LIMITATION.

          (a) Purchaser acknowledges that the Coral Employees which will provide services to Purchaser hereunder are involved in the conduct of business by Coral or its Affiliates. Coral agrees to, or to cause one or more of its Affiliates to, use commercially reasonable efforts to have the necessary Coral Employees available to Purchaser throughout the term of this Agreement; provided that such Coral Employees will be available on reasonable request and will not be required to forego their primary employment obligations with Coral or its Affiliates or otherwise take any actions which would have an adverse impact on the operations of Coral or its Affiliates.

          (b) Neither Coral nor any of its Affiliates shall be obligated to hire any additional employees or retain or acquire any outside or additional assistance, equipment, computer programs or data to enable Coral to provide the Services. Additionally, neither Coral nor any of its Affiliates shall be required to make any payment on behalf of Purchaser unless Purchaser has previously furnished Coral sufficient cash to make such payment. If the employment of a Coral Employee terminates (a "Terminated Employee"), Coral shall, or shall cause one or more of its Affiliates to, use commercially reasonable efforts to continue to provide the Service(s) formerly performed by the Terminated Employee; provided, however, that if Coral or one or more of its Affiliates are unable to continue to perform such Service(s), such Service(s) shall be deemed to have been terminated under, and in accordance with, Section 6(c), and Purchaser shall have no further obligation to pay the monthly fee(s) for such Service(s) from and after the date of termination of the Terminated Employee.

          6. PAYMENT OF CHARGES AND REIMBURSEMENTS.


          (a) All Services provided by Coral pursuant to this Agreement will be at the service fees included in Exhibit A plus any and all out-of-pocket costs incurred by Coral in providing Services under this Agreement (the "Service Fees"), which Service Fees shall be the actual costs incurred by Coral as of the date of this Agreement. Commencing six months from the date of this Agreement, any increase in Coral's costs with respect to a Service shall be passed on by Coral to Purchaser, provided, such increase shall be equal to and shall have occurred in connection with, the overall increase in the fees charged to Coral for services of such type.

          (b) Each month during the term of this Agreement, Coral or its Affiliates shall submit to Purchaser an invoice for the Service Fees for the prior month. Purchaser shall remit payment to Coral for the invoiced amounts within twenty (20) days of receipt of such invoice.

          (c) If Purchaser terminates Coral's obligation to perform any Service effective as of the first day of any month, in accordance with the terms of
Section 1(b) of this Agreement, Purchaser shall have no obligation to pay the monthly fee for such Service set forth above for any month from and after such termination becomes effective.

          (d) In the event of a good-faith dispute as to the amount or appropriateness of any invoices or any portions thereof submitted by Coral to Purchaser pursuant to this Section 6, Purchaser shall pay all charges on such invoice, but shall be entitled to dispute any amount on such invoice. In any such case, Purchaser shall promptly notify Coral in writing of such disputed amounts and the reasons each such charge is disputed by Purchaser. Coral shall provide Purchaser sufficient records relating to the disputed charge so as to enable the Parties to resolve the dispute in a timely manner. Resolution of any such disputed amounts shall be in accordance with the procedures for resolving disputes and disagreements in Section 9.11 of the Purchase Agreement.

          7. ASSIGNABILITY. This Agreement may not be assigned by either Party hereto. Purchaser acknowledges and agrees that Coral may obtain the assistance of its Affiliates and subsidiaries in performing the services.

          8. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Texas without regard to conflicts of law principles.

          9. WAIVER OR CONSENT. No waiver or consent by either Party, express or implied, of any one or more defaults by the other Party in the performance of any provision of this Agreement shall operate or be construed as a waiver or consent of any other default or defaults whether of a like or different nature.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date shown above.

CORAL ENERGY RESOURCES, L.P.                  ENTERPRISE PRODUCTS OPERATING L.P.

                                              By:  Enterprise Products GP, LLC,
                                                   General Partner

By: _____________________________             By:  _____________________________
Name: ___________________________             Name:  ___________________________
Title: __________________________             Title:  __________________________

                                    EXHIBIT C

                           EMPLOYEE MATTERS AGREEMENT

          THIS EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into as of ____________, 2000, by and between Coral Energy, LLC, a Delaware limited liability company ("Coral"), and Enterprise Products Operating L.P., a Delaware limited partnership ("Purchaser"), each of which or both hereafter also referred to as the "Party" or "Parties."

                               W I T N E S S E T H

          WHEREAS, Coral and Purchaser have entered into that certain Purchase and Sale Agreement dated as of September 22, 2000 (the "Purchase Agreement"), pursuant to which Coral has agreed to sell all of its membership interests in Acadian Gas, LLC (the "Company") to Purchaser;

          WHEREAS, the execution and delivery of this Agreement by Coral is a condition precedent to the obligations of Purchaser in the Purchase Agreement; and

          WHEREAS, terms defined in the Purchase Agreement have the same meanings when used herein unless expressly stated otherwise.

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Coral and Purchaser hereby agree as follows:

          Section 1. Employees. Coral has furnished Purchaser with a list of the employees of Coral or its Affiliates who are assigned on a full-time basis to the Pipeline Systems (the "Management and Operation Employees"), which list is attached hereto as Schedule 1.01(a). Purchaser shall offer employment to all Management and Operation Employees. Additionally, Purchaser shall have the discretion in determining to which, if any, other employees of Coral or its Affiliates who spend 50% or more of their time working for the Pipeline Systems, excluding senior management (the "Other Employees"), which list is attached hereto as Schedule 1.01(b), it will offer employment. The Management and Operation Employees and the Other Employees are collectively referred to as the "Business Employees." The terms, conditions and benefits relating to all such offers of employment shall be substantially comparable with the terms, conditions and benefits Purchaser provides to similarly situated employees of Purchaser. Employment under such offers shall commence on the later of _________, 200_, or the date such Business Employee, if not actively at work on
___________, 200_ for any reason, excluding vacation, sick leave, jury duty or similar approved absence or regularly scheduled days off, returns to full-time active employment with Purchaser (the "Employment Commencement Date"), provided such Business Employee returns within 180 days of the Closing Date. The Business Employees who accept and actually commence employment with Purchaser are hereinafter collectively referred to as "Transferred Employees."

          Section 2. Solicitation of Employees.

                    (a) Without the prior written consent of Purchaser, Coral shall cause its Affiliates to refrain for a period of one year from the Closing Date, from soliciting directly or indirectly, the employment of or otherwise seeking to engage the services of any Transferred Employee. Coral shall be responsible for all obligations and liabilities, if any, under the Worker Adjustment and Retraining Notification Act and any comparable state laws with respect to the current and former Business Employees who do not become Transferred Employees.

                    (b) Without the prior written consent of Coral, Purchaser shall refrain, or shall cause its Affiliates to refrain, for a period of one year from the Closing Date, from soliciting, directly or indirectly, the employment of or otherwise seeking to engage the services of any employee of Coral or any of its Affiliates, other than the Transferred Employees.

                    (c) Notwithstanding paragraphs (a) and (b) of this Section 2, nothing herein shall prevent a party hereto (the "Hiring Party") from hiring any employee of another party hereto if such person responds to a general advertisement of employment which is not directed to such individual specifically or was otherwise not directly or indirectly solicited by the Hiring Party.

          Section 3. Employee Benefit Plans. Effective as of their Employment Commencement Dates, Purchaser shall provide, or cause to be provided, to the Transferred Employees the employee benefit plans and programs ("Purchaser's Benefit Plans") on substantially the same basis such plans and programs are provided to similarly situated employees of Purchaser, except that coverage under Purchaser's group health, life and disability plans shall commence as of the Benefit Plan Date (as defined below). With respect to the Purchaser's Benefit Plans, Purchaser shall grant, or shall cause its Affiliates to grant, the Transferred Employees credit for their service with Coral or its Affiliates as of their Employment Commencement Date for all purposes (other than the accrual of benefits under a defined benefit pension plan) for which such service was recognized by Coral or its Affiliates under a similar plan or program. With respect to Purchaser's Benefit Plans that provide group health, life and disability benefits: (i) Purchaser shall make, or shall cause its Affiliates to make, Transferred Employees eligible to participate on their Employment Commencement Date (the "Benefit Plan Date"), (ii) Purchaser shall cause such plans to waive any exclusions or limitations with respect to pre-existing conditions, waiting periods and actively-at-work exclusions, except to the same extent the Transferred Employee is subject to a pre-existing condition or actively-at-work exclusion on the Closing Date under any health plan of Coral or its Affiliates, and (iii) Purchaser shall provide, or shall cause its Affiliates to provide, that any health expenses incurred by a Transferred Employee or his or her covered dependents during the year in which the Employment Commencement Date commences on or before the Benefit Plan Date shall be taken into account under such plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Purchaser's group health plan shall be responsible for all benefit claims by Transferred Employees and their dependents for covered services rendered on and after the date their participation in Purchaser's group health plan commences, and the respective group health plans of Coral or its Affiliates shall be responsible for all benefit claims by Transferred Employees and their dependents for covered services rendered before their participation in Purchaser's group health plan commences.

          Section 4. Vacation. The Transferred Employees shall receive credit under Purchaser's vacation schedule such that the vacation time they earn with Purchaser is not less than that which they are eligible to earn (i) under the vacation schedules of Coral or its Affiliates or (ii) pursuant to agreements between Coral or its Affiliates and such Transferred Employee, as of the Closing Date. Transferred Employees shall be entitled to vacation time with Purchaser for the remainder of 2000 based only on their actual service with Purchaser, and Purchaser's vacation schedule shall be prorated for the remainder of 2000 for this purpose. Coral shall cause its Affiliates to pay each Transferred Employee his or her accrued but unused paid vacation and/or personal leave (as applicable) as soon as reasonably practicable following the Closing Date.

          Section 5. Access to Information and Personnel. (a) After the Closing Date, Coral shall cause its Affiliates to make reasonably available to Purchaser such financial, personnel and related information as may be reasonably requested by Purchaser with respect to any Transferred Employee, including, but not limited to, compensation, vacation benefits and employment histories, up to a maximum of the earlier of (i) 12 months prior to the Closing Date or (ii) January 1, 2000, plus any records required under the regulations of the Department of Transportation; except that neither Coral nor its Affiliates will provide any performance related data with respect to any Transferred Employee.

          (b) After the Closing Date, Purchaser shall make available, or shall cause its Affiliates to make available, to Coral any Transferred Employees with respect to continuing litigation, audits and other reasonable business requests at no cost to Coral. The Parties agree to investigate the possibility of plan to plan transfer (spin-off) of the accounts of the Transferred Employees from the Coral Energy Services, LLC Savings Plan to the Enterprise Retirement and Savings Plan.

          Section 6. Coral and Affiliates Benefit Plans. (a) Purchaser is not assuming any employee benefit plan or program or any liability of Coral and its Affiliates thereunder or any other liability of Coral or any Affiliate with respect to any Business Employee or other current or former employee of Coral or any Affiliate, including, without limitation, any liability under COBRA.

          (b) Coral and its Subsidiaries shall cause each Transferred Employee to be fully vested as of the Closing Date in each plan of Coral and its Affiliates that is a qualified plan under Section 401(a) of the Code.

          (c) Each Transferred Employee who would be eligible to immediately retire from Coral or its Affiliates on the Closing Date and receive retiree health benefits under a health plan or pension plan of Coral or its Affiliates shall be eligible notwithstanding his active employment with Purchaser and its Affiliates to immediately begin receiving retiree health or pension benefits under the retiree health plan or pension plan of Coral or its Affiliates subject to the then terms of such plan.

          (d) Coral will be responsible for the payment of any bonus earned by a Transferred Employee under the Coral Energy, LLC Annual Incentive Plan for calendar year 2000 performance and will pay such bonus to such Transferred

Employee on or before the date on which other Coral employees would receive such bonus payments.

          (e) Coral will be responsible for any liabilities under the Coral Energy, LLC Long Term Incentive Compensation Plan and will treat Transferred Employees as having terminated their employment with Coral's consent.

          Section 7. Third-Party Beneficiaries. No provision of this Agreement shall create any third-party beneficiary rights in any Transferred Employee (including any beneficiary or dependent thereof), including, without limitation, any right to employment or employment in any particular position with Purchaser for any specified period of time after the Closing Date.

          Section 8. Choice of Law. This Agreement shall be governed by the laws of the State of Texas without regard to conflicts of law principles.

          Section 9. Waiver or Consent. No waiver or consent by either Party, express or implied, of any one or more defaults by the other Party in the performance of any provision of this Agreement shall operate or be construed as a waiver or consent of any other default or defaults whether of a like or different nature.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date shown above.

CORAL ENERGY RESOURCES, L.P.                  ENTERPRISE PRODUCTS OPERATING L.P.

                                              By:  Enterprise Products GP, LLC,
                                                   General Partner

By: _____________________________             By:  _____________________________
Name: ___________________________             Name:  ___________________________
Title: __________________________             Title:  __________________________

                                    EXHIBIT D

                             ARBITRATION PROVISIONS

All disputes between the parties ("Disputes") submitted to arbitration shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with, and in the following order of priority: (i) the terms of these arbitration provisions; (ii) the Commercial Arbitration Rules of the AAA; (iii) the Federal Arbitration Act (Title 9 of the United States Code); and (iv) to the extent the foregoing are inapplicable, unenforceable or invalid, the Laws of the State of Texas. The validity and enforceability of these arbitration provisions shall be determined in accordance with this same order of priority. In the event of any inconsistency between these arbitration provisions and such rules and statutes, these arbitration provisions shall control. Judgment upon any award rendered hereunder shall be entered in any court having jurisdiction.

All statutes of limitation applicable to any Dispute shall apply to any proceeding in accordance with these arbitration provisions.

Arbitrators are empowered to resolve Disputes by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators shall resolve all Disputes in accordance with the applicable substantive Law. Any arbitrator selected shall be required to be experienced and knowledgeable in the substantive Laws applicable to the subject matter of the Dispute.

With respect to a Dispute in which the claims or amounts in controversy do not exceed $250,000, a single arbitrator acceptable to all of the parties involved in the Dispute shall be chosen and shall resolve the Dispute. In such case, the arbitrator shall be required (unless all parties to the proceeding shall otherwise agree in writing) to make specific, written findings of fact, and shall have authority to render an award up to but not to exceed $250,000, including all amounts properly payable and costs, fees and expenses. A dispute involving claims or amounts in controversy exceeding $250,000 shall be decided by a majority vote of a panel of three arbitrators (an "Arbitration Panel"), one of which shall be selected by one party to such Dispute, the second of which shall be selected by the other party to such Dispute and the third of which shall be selected by the first two arbitrators. The determination of any two of the three arbitrators constitutes the determination of the Arbitration Panel; provided, however, that all three arbitrators on the Arbitration Panel must actively participate in all hearings and deliberations. Arbitrators, including any Arbitration Panel, may grant any remedy or relief deemed just and equitable and within the scope of these arbitration provisions and may also grant such ancillary relief as is necessary to make effective any award. Arbitration Panels shall be required (unless all parties to the proceeding shall otherwise agree in writing) to make specific, written findings of fact and conclusions of law. The determination of an arbitrator or Arbitration Panel shall be binding on all parties and shall not be subject to review or appeal.

To the maximum extent practicable, the AAA, the arbitrator (or the Arbitration Panel, as appropriate) and the parties shall take any action necessary to require that an arbitration proceeding hereunder shall be concluded within 90 days of the filing of the Dispute with the AAA. Unless the parties shall agree otherwise, arbitration proceedings hereunder shall be conducted in Houston, Texas.

Arbitrators shall be empowered to impose sanctions, permit or order depositions and discovery and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure and applicable law. With respect to any Dispute, each party agrees that all discovery activities shall be expressly limited to matters directly relevant to the Dispute and any arbitrator, Arbitration Panel and the AAA shall be required to fully enforce this requirement. To the extent permitted by applicable Law, arbitrators, including any Arbitration Panel, shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees and arbitrators' fees) to the prevailing party or, if no clear prevailing party, as the arbitrator (or Arbitration Panel, if applicable) shall deem just and equitable.

Each party agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosures of information required by applicable Law.

The provisions of these arbitration provisions shall survive any termination, amendment or expiration of this Agreement, unless the parties otherwise expressly agree in writing.

                                    EXHIBIT E

                            PIPELINE ACCESS AGREEMENT

          This PIPELINE ACCESS AGREEMENT made and entered into as of this _____ day of _____________, 2000 ("Agreement"), by and between Enterprise Products Operating L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Carrier"), and Coral Energy Resources, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Shipper"), each of whom may be referred to in this Agreement individually as a "Party" or collectively as the "Parties."

                                    RECITALS:

          WHEREAS, Carrier has entered into that certain Purchase and Sale Agreement dated as of September 22, 2000, (the "Purchase Agreement") providing for the purchase by Carrier of the membership interest owned by Coral Energy, LLC in Acadian Gas, LLC, a Delaware limited liability company ("Acadian") which owns the Louisiana Pipeline System;

          WHEREAS, Carrier, as a portion of its total consideration payable for the acquisition of Acadian, agreed to enter into this Agreement and to provide to Shipper or Shipper's designated Affiliate (as defined below), from time to time, access to Transportation Service to Designated Facilities, subject to and in accordance with the terms and conditions herein contained;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Shipper and Carrier agree as follows:

                                    ARTICLE 1

                           DEFINITIONS; INTERPRETATION

          1.1. Definitions. For purposes of this Agreement, the terms defined below shall have the following meanings:

          "Louisiana Pipeline System" shall mean that intrastate natural gas pipeline system that is the subject of the Purchase Agreement and any future extensions thereto which are owned 100% by Carrier or an Affiliate; provided, however, that any pipeline systems acquired from a third party by Carrier or an Affiliate after the Effective Date of this Agreement shall not be considered a part of the Louisiana Pipeline System.

          "Affiliate" shall mean, with respect to a Party, any Person (i) controlled by such Party, or (ii) which is under common control with such Party, or (iii) which controls such Party. For purposes of this Agreement "controls" means ownership of more than 50% of the voting securities or interests in another entity, or the ability through contract or otherwise to direct the board of directors or management or administration of such other entity.

          "Designated Facilities" means electric power generation facilities of at least 400 MW generating capacity, for which initial deliveries of fuel occur after the Effective Date, that are fueled, in whole or in part, by natural gas and are developed or constructed in the area served by the Louisiana Pipeline System; provided, however, if the Designated Facility, as a result of a conversion or expansion of an existing facility, includes a cogeneration facility, then this Agreement will only apply to the incremental amount of natural gas required for the total facility (the Designated Facility and existing facility) as a result of the operation of the Designated Facility.

          "Person" shall mean any individual, corporation, company, association, partnership or other business entity.

          "Transportation Service" shall mean the transportation of natural gas as the Parties may mutually agree.

                                    ARTICLE 2

                         ACCESS TO DESIGNATED FACILITIES

          2.1. Pipeline Access. If Carrier intends to make a proposal to provide Transportation Service to a Designated Facility or the developer of such a Designated Facility contacts the Carrier for the purpose of discussing Transportation Service, from or through the Louisiana Pipeline System to such Designated Facility, and Carrier determines not to attempt to enter into an arrangement with such Designated Facility to sell such Designated Facility 100% of such Designated Facility's natural gas requirements, then Carrier will, subject to any confidentiality agreement entered into on behalf of Carrier and such Designated Facility, notify Shipper of such Designated Facility and subject to the execution by Carrier and Shipper of a mutually agreeable confidentiality agreement, provide Shipper with a reasonable opportunity to make a natural gas supply proposal to such developer.

          2.2. Non-Exclusive Obligations. Nothing herein shall restrict or prohibit Carrier from providing third parties who request such information with rates and other terms and conditions for Transportation Service to a Designated Facility. Carrier, however, agrees that it will not endorse a third party supplier over Shipper for service to a Designated Facility, but rather, if Carrier determines not to attempt to sell such Designated Facility 100% of such Designated Facility's natural gas requirements, Carrier will promote Shipper as a preferred provider of natural gas through the Louisiana Pipeline System to the Designated Facility.

          2.3. Terms of Transportation Service. If Carrier agrees to provide another Person with Transportation Service to a Designated Facility, Carrier shall offer in writing, which offer shall be conditional on, and subject to, Shipper's acceptance thereof within 60 days after the written offer is made by Carrier to Shipper, to provide Shipper with Transportation Service to such Designated Facility pursuant to the same volumes, rates, terms and conditions of service as those volumes, rates, terms and conditions of service Carrier has agreed to provide such Person.



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

                                    ARTICLE 3

                       TRANSPORTATION AND DELIVERY OF GAS

          3.1. Transportation Service. To the extent that Carrier has the necessary capacity and pressure capability available in the Louisiana Pipeline System, upon the reasonable request of Shipper, Carrier and Shipper shall negotiate in good faith to enter into an agreement on terms and conditions mutually agreeable to the Parties pursuant to which Carrier will receive for Shipper's account, quantities of natural gas tendered by Shipper to Carrier at mutually acceptable points of receipt on the Louisiana Pipeline System and deliver such quantities to such Designated Facility. Nothing herein shall require that Carrier shall provide Transportation Service to Shipper if doing so would, in Carrier's reasonable opinion, impair Carrier's ability to meet its current or pending contractual obligations to other Persons or threaten the operational integrity of the Louisiana Pipeline System during the term of the requested Transportation Service.

          3.2. Construction of New Facilities. In the event that Carrier does not have capacity or facilities available on the Louisiana Pipeline System to satisfy all or part of a request made by Shipper pursuant to Section 3.1, upon the request of Shipper, Carrier and Shipper shall negotiate in good faith to enter into an agreement on mutually agreeable terms with respect to the construction of any facilities necessary to satisfy such request made under
Section 3.1 and the Transportation Services to be provided by Carrier with respect thereto.

                                    ARTICLE 4

                            DURATION OF THE AGREEMENT

          4.1. Term; Primary Term. This Agreement shall be effective on the date on which this Agreement is executed by both Parties ("Effective Date"). The term of this Agreement shall begin on the Effective Date and shall continue thereafter for ten (10) years from the Effective Date ("Primary Term"), and shall remain in effect from year to year thereafter unless terminated by either Party by written notice at least sixty (60) days prior to the end of the Primary Term or any successive term thereafter; provided, however, that (i) Carrier, at its sole option and in its sole discretion, may terminate this Agreement if the Louisiana Pipeline System is sold or transferred to a Person which is not an Affiliate of Carrier and (ii) Carrier's obligations under this Agreement with respect to any particular Designated Facility shall terminate upon the initial commercial operations date of such Designated Facility.

                                    ARTICLE 5

                                   ASSIGNMENT

          This Agreement may be assigned by either Party, without the consent of the other, to an Affiliate or any other company which shall succeed an original Party by purchase, merger, consolidation, or other transfer of substantially all assets of the original Party (such an Affiliate or a successor company to an original Party referred to hereinafter as a "Successor" to such Party) provided that Shipper may assign this Agreement to Shell Gas Trading without Carrier's consent and Carrier, in the event Carrier elects not to terminate this Agreement pursuant to Section 4.1(i), may assign this Agreement to any transferee or acquiree of the Louisiana Pipeline System. Any Successor to a Party shall be entitled to the rights and shall be subject to the obligations of its predecessor under this Agreement. The assignment shall not act to discharge the liability of the assigning Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that if the Louisiana Pipeline System is assigned, sold or transferred to a Person which is not an Affiliate of Carrier and this Agreement is assigned to such Person, Carrier shall be relieved of any obligation or liability under this Agreement to the extent such obligation or liability arises after the date of assignment by Carrier to such Person. Otherwise, neither Party shall assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

                                    ARTICLE 6

                                     NOTICE

          Any notice, request, demand, and other communication ("Notice") required under this Agreement between the Parties (except as to Notices required to be given by telephone) shall be forwarded in a written form to the Parties at the following addresses or telecopier numbers, as applicable:

       If to Shipper:                              If to Carrier:

       Enterprise Products Operating L.P.          Coral Energy Resources, L.P.
       2727 North Loop West, 7th Floor             909 Fannin, Suite 700
       Houston, TX 77008                           Houston, TX 77010
       Attn: President                             Attn:  President
       Phone:  (713) 880-6500                      Phone: (713) 767-5400
       Fax: (713) 880-6570                         Fax: (713) 230-2900

          Notice given by personal delivery, or overnight courier shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at 8:00 a.m., local time, on the next business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by overnight courier or personal delivery. Any Party may change any address to which Notices are to be given to it by giving Notice as provided above of such change of address.

                                    ARTICLE 7

                                  MISCELLANEOUS

          7.1. Integration. This Agreement constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior discussions, negotiations, representations or agreements (oral and written) relating to the subject matter hereof.

          7.2. Modification. This Agreement may not be modified, altered, or changed in any form except by the written agreement of the Parties hereto.

          7.3. Waivers. No waiver by either Party of any default(s) by the other Party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release such other Party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner release the defaulting Party from, future performance of the same provision, condition or requirement.

          7.4. No Partnership. Nothing in this Agreement shall be construed to create a partnership, joint venture or association, or establish a principal and agent relationship or any other relationship of a similar nature between the Parties.

          7.5. Regulatory Approvals. Carrier and Shipper shall cooperate with each other in obtaining, or causing to be obtained, all necessary state and federal authorizations to provide the services contemplated in this Agreement.

          7.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED, AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS,
EXCEPT FOR THE CONFLICT OF LAW PROVISIONS THEREOF WHICH WOULD REFER A PARTY TO THE LAWS OF ANOTHER JURISDICTION.

          7.7. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if both Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

          7.8. Arbitration. Every dispute, controversy or claim arising out of or relating to this Agreement, or the performance, breach, termination, or invalidity hereof, shall be settled by arbitration in accordance with the procedures set forth in the Purchase Agreement.

          7.9. Laws. This Agreement and the rights and obligations of the Parties hereunder are subject to all present and future valid laws with respect to the subject matter and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction in the United States and no Party shall have the obligation to comply with any provision of this Agreement that is or becomes unlawful, unenforceable, or commercially impracticable in any relevant jurisdiction.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

SHIPPER:                                      CARRIER:
CORAL ENERGY RESOURCES, L.P.                  ENTERPRISE PRODUCTS OPERATING L.P.

                                              By:  Enterprise Products GP, LLC,
                                                   General Partner

By: _____________________________             By:  _____________________________
Name: ___________________________             Name:  ___________________________
Title: __________________________             Title:  __________________________





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